UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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VeriSign, Inc.

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Notice of 2020 Annual Meeting
and Proxy Statement
________________________________________________________

VeriSign, Inc.
12061 Bluemont Way
Reston, Virginia 20190
April 10, 2020
To Our Stockholders:
You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of VeriSign, Inc. (“we,” “our,” “us” or the “Company”) to be held on Thursday, May 21, 2020, at 10:00 a.m., Eastern Time. Due to public health and travel concerns of our stockholders and other stakeholders related to the coronavirus disease 2019 (COVID-19), as well as related governmental protocols that have been or may be imposed, the Annual Meeting will be held exclusively by remote communication via live webcast (i.e., a virtual-only meeting) at www.meetingcenter.io/205244620. No physical Annual Meeting will be held this year.
The matters expected to be acted upon at the Annual Meeting are described in detail in the following Notice of 2020 Annual Meeting of Stockholders and Proxy Statement.
We are using a U.S. Securities and Exchange Commission rule that allows us to furnish our proxy materials over the internet. As a result, we are mailing to our stockholders a Notice Regarding the Availability of Proxy Materials instead of a paper copy of our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), and the following Proxy Statement. The Notice Regarding the Availability of Proxy Materials contains instructions on how to access those documents over the internet. The Notice Regarding the Availability of Proxy Materials also contains instructions on how each stockholder can receive a paper copy of our proxy materials, including the following Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, our Annual Report and a proxy card. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.
It is important that you use this opportunity to take part in the affairs of the Company by voting on the business to come before the Annual Meeting. Whether or not you plan to attend the virtual-only Annual Meeting, please vote electronically via the internet or by telephone as described on the Notice Regarding the Availability of Proxy Materials and under “Internet and Telephone Voting” in the following Proxy Statement, or alternatively, if you have received paper copies of our proxy materials, please complete, date, sign and promptly return the accompanying proxy card or voting instruction form by mail using the enclosed envelope so that your shares may be represented at the Annual Meeting. Returning or completing the proxy card does not deprive you of your right to attend the virtual-only Annual Meeting and vote your shares.
Thank you for your continued support of the Company.

Sincerely,

/s/ D. James Bidzos
D. James Bidzos
Chairman of the Board of Directors and Executive Chairman and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
TO OUR STOCKHOLDERS:
NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of VeriSign, Inc. (the “Company”) will be held exclusively by remote communication via live webcast (i.e., a virtual-only meeting) at www.meetingcenter.io/205244620 on Thursday, May 21, 2020, at 10:00 a.m., Eastern Time. No physical Annual Meeting will be held this year.
The Annual Meeting will be held for the following purposes:

1.
To elect the eight directors of the Company named in the Proxy Statement, each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director’s earlier resignation or removal.

2.	To approve, on a non-binding, advisory basis, the Company’s executive compensation.

3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

4.	To vote on a stockholder proposal, if properly presented at the Annual Meeting, requesting that the Board take steps to permit stockholder action by written consent.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.
Only stockholders of record at the close of business on March 26, 2020, which is the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
If you hold your shares as of the record date as a stockholder of record, you or your proxyholder may participate, vote, and examine a list of the stockholders of record entitled to vote at the Annual Meeting by accessing www.meetingcenter.io/205244620 and entering the 15-digit control number on your Proxy Card or Notice Regarding the Availability of Proxy Materials and entering VRSN2020 as the meeting password.
If you hold your shares as of the record date through an intermediary, such as a bank or broker, you must register in advance to attend the virtual-only Annual Meeting by obtaining a legal proxy (executed in your favor) from the holder of record and submitting proof of your legal proxy reflecting the number of shares you held as of the record date along with your name and email address to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 18, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare.

By Order of the Board of Directors,

/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Secretary
Reston, Virginia
April 10, 2020
WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL-ONLY ANNUAL MEETING, PLEASE VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE AS DESCRIBED ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS AND UNDER “INTERNET AND TELEPHONE VOTING” IN THE PROXY STATEMENT, OR ALTERNATIVELY, IF YOU HAVE RECEIVED PAPER COPIES OF PROXY MATERIALS, COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM BY MAIL USING THE ENCLOSED ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 21, 2020: The Proxy Statement and Annual Report are available at www.edocumentview.com/vrsn.

PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

Proxy Statement Summary

PROXY STATEMENT SUMMARY
This summary highlights certain information contained in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting. This Proxy Statement and related proxy materials were first made available to stockholders on or about April 10, 2020.
2020 Annual Meeting Information

Date	May 21, 2020
Time	10:00 a.m., Eastern Time
Place
The Annual Meeting will be held exclusively by remote communication via live webcast (i.e., a virtual-only meeting) at www.meetingcenter.io/205244620. No physical Annual Meeting will be held this year.

Record Date	March 26, 2020
Items of Business and Voting Recommendation

Proposal		Board Voting Recommendation
1	Election of Directors	☑ FOR ALL NOMINEES
2	Advisory Vote to Approve Executive Compensation	☑ FOR
3	Ratification of Selection of KPMG LLP as independent registered public accounting firm for 2020	☑ FOR
4	Stockholder Proposal to Permit Stockholder Action by Written Consent	☒ AGAINST
In addition, stockholders may be asked to consider such other business as may properly come before the meeting or any adjournment or postponement thereof.
How to Vote
Only stockholders of record as of the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Holders of our common stock are entitled to one vote for each share held as of the record date.
About Verisign
We are a global provider of domain name registry services and internet infrastructure, enabling internet navigation for many of the world’s most recognized domain names. We enable the security, stability, and resiliency of key internet infrastructure and services, including providing root zone maintainer services, operating two of the 13 global internet root servers, and providing registration services and authoritative resolution for the .com and .net top-level domains, which support the majority of global e-commerce.

VeriSign, Inc. | 2020 Proxy Statement | 1

Proxy Statement Summary

Corporate Governance Highlights

Board Composition	• 7 out of 8 directors are independent. • 2 out of 8 directors are women.
Annual Election of Directors	• All directors are elected annually.
Majority Voting Standard	• To be elected in uncontested elections, each nominee for director must receive a majority of the votes cast.
Lead Independent Director	• We have a lead independent director with robust responsibilities.
Board Committees
• We have an Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee, each of which is composed entirely of independent directors.

• In February 2020, the Board established a Cybersecurity Committee, which will begin meeting formally in April 2020, to assist the Board with its oversight of the Company’s cybersecurity program and risks.

Stockholder Rights	• Stockholders have proxy access and meaningful special meeting rights.
Single Voting Class	• Our common stock is the only class of voting shares outstanding.
One Share, One Vote	• Each share of our common stock is entitled to one vote.
Annual Board Leadership Evaluation	• The Board evaluates the Board leadership structure annually.
Annual Self-Evaluations	• The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively.
No “Poison Pill”	• We do not have a stockholder rights plan, or “poison pill,” in place.
Annual Auditor Ratification	• Stockholders have the opportunity to ratify the Audit Committee’s selection of our independent registered public accounting firm annually.
2019 Business Highlights

•	We recorded revenues of $1,231.7 million in 2019, which represents an increase of 1% compared to 2018.

•	We recorded operating income of $806.1 million during 2019, which represents an increase of 5% as compared to 2018.

•	We finished 2019 with 158.8 million .com and .net registrations in the domain name base, which represents a 4% increase from December 31, 2018.

•	During 2019, we processed 40.3 million new domain name registrations for .com and .net compared to 38.2 million in 2018.
Executive Compensation Highlights
Our executive compensation program is designed to attract and retain the executive talent we need to maintain our high performance standards and grow our business for the future. Our philosophy is to provide a mix of compensation that motivates our executives to achieve our short and long-term performance goals, which in turn will create value for our stockholders. After reviewing our program for market competitiveness and alignment with best practices, we made no significant changes to our executive compensation program for 2019.

What We Do	What We Don’t Do
☑ Pay for Performance	☑ No Employment Contracts
☑ Annual Benchmarking of Executive Compensation	☑ No Single Trigger Benefits Upon a Change-in-Control
☑ Independent Compensation Consultant	☑ No Tax Gross-Ups Upon a Change-in-Control
☑ Annual Say-on-Pay Vote	☑ No Special Pension or Retirement Plans
☑ Stock Ownership Requirements	☑ No Significant Perquisites
☑ Clawback Policy	☑ No Shorting, Hedging or Pledging Allowed
☑ Forfeiture Provisions

VeriSign, Inc. | 2020 Proxy Statement | 2

Mission, Core Values and Strategic Framework

MISSION, CORE VALUES AND STRATEGIC FRAMEWORK
Our mission and core values form Verisign’s DNA, the principles under which we perform our primary responsibility: helping to enable the security, stability, and resiliency of key internet infrastructure and services. With this DNA, we develop a strategy framework that guides our day-to-day operations. Every year, we develop our corporate goals to support this strategy, which are organized around three strategic framework principles: Protect, Grow and Manage.
Verisign’s Mission
Verisign enables the world to connect online with reliability and confidence, anytime, anywhere.
Verisign’s Core Values
We are stewards of the internet and our Company — A significant portion of the world’s economy relies on the internet infrastructure we help to manage and operate. As stewards of the internet infrastructure, what we do and how we do it are critical to the secure and reliable operation of the global internet upon which billions of people worldwide depend, every second of every day. As stewards of our Company, our actions and decisions create value for our shareholders and we earn the trust they have placed in us.
We are passionate about technology and continuous improvement — We embrace new technologies and new ideas and the potential they promise, enabling us to build, sustain and improve on the internet’s infrastructure. We challenge past assumptions and do not accept that what works today will work tomorrow.
We respect others and exhibit integrity in our actions — The internet has made the world a smaller place, and how an individual or a company acts is becoming more transparent. We believe that acting with integrity and respect invites the same treatment in return. We also believe it’s the right thing to do. We demonstrate respect and integrity in our interactions with all of our stakeholders - customers, shareholders, business partners, internet users and fellow colleagues.
We take responsibility for our actions and hold ourselves to a higher standard — We understand that the role we play in supporting the global internet is a privilege and with that privilege comes great responsibility. We appreciate that our decisions and actions have consequences far beyond our own Company, and, therefore, we hold ourselves to a higher standard in all we do.
Verisign’s Strategic Framework
We protect unconditionally and expand our existing business.
We grow responsibly as we pursue identified new business opportunities.
We manage continuously by operating our business effectively for our shareholders, customers and employees.

VeriSign, Inc. | 2020 Proxy Statement | 3

Information About the Meeting

INFORMATION ABOUT THE MEETING
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board”) of VeriSign, Inc. (“we,” “our,” “us,” “Verisign” or the “Company”) for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 21, 2020 at 10:00 a.m., Eastern Time. Due to public health and travel concerns of our stockholders and other stakeholders related to coronavirus disease 2019 (COVID-19), as well as related governmental protocols that have been or may be imposed, the Annual Meeting will be held exclusively by remote communication via live webcast (i.e., a virtual-only meeting) at www.meetingcenter.io/205244620. No physical Annual Meeting will be held this year.
If you hold your shares as of the record date as a stockholder of record, you or your proxyholder may participate, vote, and examine a list of the stockholders of record entitled to vote at the Annual Meeting by accessing www.meetingcenter.io/205244620 and entering the 15-digit control number on your Proxy Card or Notice Regarding the Availability of Proxy Materials and entering VRSN2020 as the meeting password.
If you hold your shares as of the record date through an intermediary, such as a bank or broker, you must register in advance to attend the virtual-only Annual Meeting by obtaining a legal proxy (executed in your favor) from the holder of record and submitting proof of your legal proxy reflecting the number of shares you held as of the record date along with your name and email address to legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time, on May 18, 2020. You will then receive a confirmation of your registration, with a control number, by email from Computershare.
The Annual Meeting will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access www.meetingcenter.io/205244620 prior to the start time so that you have ample time to complete the check-in process to attend the Annual Meeting.
Only holders of record of our common stock at the close of business on March 26, 2020, which is the record date, will be entitled to vote at the Annual Meeting. This Proxy Statement and related proxy materials were first made available to stockholders on or about April 10, 2020. Our 2019 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), is enclosed with this Proxy Statement for stockholders receiving a paper copy of proxy materials. The Annual Report and this Proxy Statement can both be accessed on our Investor Relations website at https://investor.verisign.com, or at www.edocumentview.com/vrsn.
Each proxy received will be voted in accordance with the instructions specified in the proxy. Unless contrary instructions are specified, if the proxy is submitted (and not revoked) prior to the Annual Meeting, the shares of Verisign common stock represented by the proxy will be voted: (1) FOR the election of each of the eight director candidates nominated by the Board (Proposal No. 1); (2) FOR the non-binding, advisory resolution to approve Verisign’s executive compensation (Proposal No. 2); (3) FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal No. 3); (4) AGAINST the stockholder proposal, if properly presented at the Annual Meeting, requesting that the Board take steps to permit stockholder action by written consent (Proposal No. 4); and (5) in accordance with the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.
 Voting Rights
At the close of business on the record date, we had 115,760,940 shares of common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote for each share held as of the record date.
Quorum, Effect of Abstentions and Broker Non-Votes, Vote Required to Approve the Proposals
A majority of the shares of our common stock outstanding and entitled to vote must be present or represented by proxy at the Annual Meeting in order to have a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. A broker non-vote occurs when a bank, broker or other stockholder of record holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not vote on a particular proposal because that record holder does not have discretionary voting power with respect to that “non-routine” proposal. Each of the election of directors (Proposal No. 1), the non-binding, advisory vote to approve executive compensation (Proposal No. 2), and the stockholder proposal, if properly presented at the Annual Meeting, requesting that the Board take steps to permit stockholder action by written consent (Proposal No. 4) is a “non-routine” proposal and so shares for which record holders do not receive voting instructions will not be voted on such matters. The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020 (Proposal No. 3) is a “routine” proposal and so shares for which record holders do not receive voting instructions may be voted on such matter by record holders.

VeriSign, Inc. | 2020 Proxy Statement | 4

Information About the Meeting

If a quorum is present at the Annual Meeting, to be elected, a nominee for director must receive a majority of the votes cast (the number of shares voted “for” that nominee must exceed the number of votes cast “against” that nominee). Under this voting standard, abstentions and broker non-votes will not affect the voting outcome. Stockholders may not cumulate votes in the election of directors.
If a nominee who currently serves as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” Under our Corporate Governance Principles, each director that is not re-elected by the stockholders must offer to resign, subject to acceptance by the Board. Each director submits an irrevocable letter of resignation for this purpose. When such a resignation offer is made, the Corporate Governance and Nominating Committee makes a recommendation to the Board with respect to the resignation offer and the Board must then determine whether to accept or reject the resignation offer and publicly disclose its decision and the rationale therefor within 90 days following the date of the certification of the relevant election results.
If a quorum is present at the Annual Meeting, approval of the proposals for:

•	the non-binding, advisory resolution to approve Verisign’s executive compensation (Proposal No. 2);

•	the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020 (Proposal No. 3); and

•	the stockholder proposal, if properly presented at the Annual Meeting, requesting that the Board take steps to permit stockholder action by written consent (Proposal No. 4)
requires, in each case, the affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote on the matter. Under this voting standard, abstentions will have the effect of votes cast against the proposal, and broker non-votes will not affect the voting outcome.
The inspector of elections appointed for the Annual Meeting will separately tabulate for and against votes, abstentions and broker non-votes.
Adjournment of Annual Meeting
In the event that a quorum shall fail to attend the Annual Meeting, either present or represented by proxy at the Annual Meeting, the Chairman may adjourn the Annual Meeting, or alternatively, the holders of a majority of the shares of our common stock entitled to vote who are present or represented by proxy may adjourn the Annual Meeting. Any such adjournment proposed by a stockholder or person named as a proxy would require the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting.
Expenses of Soliciting Proxies
Verisign will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Verisign intends to retain Morrow Sodali LLC for various services related to the solicitation of proxies, which we anticipate will cost approximately $32,500, plus reimbursement of expenses. Following the original mailing of the Notice Regarding the Availability of Proxy Materials and paper copies of proxy materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. Following the original mailing of the Notice Regarding the Availability of Proxy Materials and paper copies of the proxy materials, we will request that brokers, custodians, nominees and other record holders of our shares forward copies of the proxy materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.
Internet and Telephone Voting
If you hold your shares as a stockholder of record as of the record date, you can simplify your voting process and save the Company expense by voting your shares by telephone at 1-800-652-VOTE (8683) or on the internet at www.envisionreports.com/VRSN 24 hours a day, seven days a week. Telephone and internet voting are available through 12:00 a.m. Eastern Time on the day of the Annual Meeting. More information regarding internet voting is given on the Notice Regarding the Availability of Proxy Materials. If you hold your shares as of the record date through an intermediary, such as a bank or broker, the intermediary should provide you with separate instructions on a form you will receive from them. Many such intermediaries make telephone or internet voting available, but the specific processes available will depend on those intermediaries’ individual arrangements.

VeriSign, Inc. | 2020 Proxy Statement | 5

Information About the Meeting

Revocability of Proxies
If you hold your shares as a stockholder of record, you may revoke any proxy that is not irrevocable by attending and voting at the Annual Meeting or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the Company. If you hold your shares through an intermediary, such as a bank or broker, you must follow the instructions provided by the intermediary to change or revoke your voting instructions.
Householding
A number of brokerage firms have instituted a procedure called “householding,” which has been approved by the Securities and Exchange Commission (the “SEC”). Under this procedure, the firm delivers only one copy of the Notice Regarding the Availability of Proxy Materials or paper copies of the Annual Report and this Proxy Statement, as the case may be, to multiple stockholders who share the same address and have the same last name, unless it has received contrary instructions from an affected stockholder. If your shares are held in “street name” and you would like to receive only one copy of these materials (instead of separate copies) in the future, please contact your bank, broker or other holder of record to request information about householding. If you would like to receive an individual copy of the Notice Regarding the Availability of Proxy Materials or paper copies of the Annual Report and this Proxy Statement, as the case may be, now or in the future, we will promptly deliver these materials to you upon request to VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190, Attention: Secretary or (703) 948-3200.

VeriSign, Inc. | 2020 Proxy Statement | 6

Proposal No. 1—Election of Directors

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Board consists of eight directors. The terms of the current directors, who are identified below, expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Board has nominated D. James Bidzos, Yehuda Ari Buchalter, Kathleen A. Cote, Thomas F. Frist III, Jamie S. Gorelick, Roger H. Moore, Louis A. Simpson and Timothy Tomlinson, each of whom is a current director, for election at the Annual Meeting to serve until our 2021 Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Dr. Buchalter, who was appointed to the Board in July 2019, was recommended by a non-management director. Proxies cannot be voted for more than eight persons, which is the number of nominees.
Unless otherwise directed, the persons named as proxies on the proxy card intend to vote all proxies FOR the election of the nominees, as listed below, each of whom has consented to serve as a director if elected. In addition, if a proxy card is properly executed and returned but no direction is made, the persons named as proxies on the proxy card intend to vote all proxies FOR the election of the nominees listed below. If, at the time of the Annual Meeting, any of the nominees is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy will be exercised to vote for a substitute candidate designated by the Board, unless the Board chooses to reduce its own size. The Board has no reason to believe any of the nominees will be unable or will decline to serve if elected.
Director Nominees
Set forth below is certain information relating to our director nominees, including details on each director nominee’s specific experience, qualifications, attributes or skills that led the Board to conclude that the person should be nominated for election as a director for another term.
D. James Bidzos has served as Executive Chairman since August 2009 and Chief Executive Officer since August 2011. He served as President from August 2011 to February 2020, Executive Chairman and Chief Executive Officer on an interim basis from June 2008 to August 2009 and President from June 2008 to January 2009. He served as Chairman of the Board since August 2007 and from April 1995 to December 2001. He served as Vice Chairman of the Board from December 2001 to August 2007. Mr. Bidzos served as a director of VeriSign Japan K.K. from March 2008 to August 2010 and served as Representative Director of VeriSign Japan K.K. from March 2008 to September 2008. Mr. Bidzos served as Vice Chairman of RSA Security Inc., an internet identity and access management solution provider, from March 1999 to May 2002, and Executive Vice President from July 1996 to February 1999. Prior to that, he served as President and Chief Executive Officer of RSA Data Security, Inc. from 1986 to February 1999.
Mr. Bidzos is a business executive with significant expertise in the technology that is central to the Company’s business. Mr. Bidzos is an internet and security industry pioneer who understands the strategic technology trends in markets that are important to the Company. Mr. Bidzos was a founder of the Company and has been either Chairman or Vice Chairman of the Company’s Board since the Company’s founding in April 1995, providing him with valuable insight and institutional

VeriSign, Inc. | 2020 Proxy Statement | 7

Proposal No. 1—Election of Directors

knowledge of the Company’s history and development. Mr. Bidzos has prior experience on our Compensation Committee and our Corporate Governance and Nominating Committee and as a member of many other public-company boards. Mr. Bidzos’ years of board-level experience contribute important knowledge and insight to the Board. Additionally, Mr. Bidzos’ executive-level experience includes many years as a Chief Executive Officer, providing him with a perspective that the Board values. Mr. Bidzos also has international business experience from his service as a director of VeriSign Japan K.K.
Yehuda Ari Buchalter has served as a director since July 2019. Since May 2017, Dr. Buchalter has served as the Chief Executive Officer of Intersection Holdings, LLC (“Intersection”), a leading smart cities media and technology company. At Intersection, Dr. Buchalter leads the Infosec Leadership Team, which is responsible for overseeing the company’s security and risk management issues, including data security and privacy issues. From July 2008 to January 2017, Dr. Buchalter served as the Chief Operating Officer and then President of MediaMath, a leading programmatic advertising technology platform. From January 2005 to April 2008, Dr. Buchalter was a Senior Partner at the marketing consultancy agency Rosetta, where he led the Digital Media & Technology vertical. Prior to that, Dr. Buchalter was as an Associate Principal in McKinsey & Company’s Media & Technology practice and a founding member of their Innovation practice. Dr. Buchalter holds a B.S. in Physics from Stanford University, a Ph.D. in Astronomy from Columbia University, and was a postdoctoral fellow in Theoretical Astrophysics at the California Institute of Technology.
Dr. Buchalter is a business executive with significant experience building and leading technology companies. Dr. Buchalter’s expertise as a business executive includes business administration, sales and marketing, product development, engineering and operations, providing him with a perspective that the Board values.
Kathleen A. Cote has served as a director since February 2008. From May 2001 to June 2003, Ms. Cote served as Chief Executive Officer of Worldport Communications, Inc., a provider of internet managed services. From September 1998 to May 2001, she served as Founder and President of Seagrass Partners, a consulting firm specializing in providing strategic planning, business, operational and management support for startup and mid-sized technology companies. Prior to that, she served as President and Chief Executive Officer of Computervision Corporation, a supplier of desktop and enterprise, client server and web-based product development and data management software and services. Ms. Cote is currently a director of Western Digital Corporation. Ms. Cote holds an Honorary Doctorate from the University of Massachusetts, an M.B.A. degree from Babson College, and a B.A. degree from the University of Massachusetts, Amherst.
Ms. Cote is a business executive with significant expertise overseeing global companies in technology and operations in the areas of systems integration, networks, hardware and software, including web-based applications and internet services. Ms. Cote’s expertise in technology and operations is directly relevant to the Company’s businesses. Ms. Cote’s expertise as a business executive also includes sales and marketing, product development, strategic planning and international experience, which contributes important expertise to the Board in those areas of business administration. Ms. Cote’s financial and accounting skills qualify her as an audit committee financial expert. In addition to Ms. Cote’s tenure as a director of the Company, Ms. Cote has served on several other boards of directors, including service on the audit and corporate governance committees of those boards, providing her with valuable board-level experience. Ms. Cote’s executive-level experience includes experience as a Chief Executive Officer, providing her with a perspective that the Board values.
Thomas F. Frist III has served as a director since December 2015. Mr. Frist has served as Chairman of the Board of Directors of HCA Healthcare, Inc. since April 2019. Mr. Frist is the Founder and Managing Principal of Frist Capital, LLC, an investment firm based in Nashville, Tennessee he founded in 2002 that makes long-term equity investments in public and private companies. Prior to that he was the managing member of FS Partners II, LLC and he worked in principal investments at Rainwater, Inc. from 1992 to 1995. Mr. Frist previously served as a director of Science Applications International Corporation from 2013 until 2017. Mr. Frist holds a B.A. degree from Princeton University and an M.B.A. degree from Harvard Business School.
Mr. Frist’s significant directorship experience provides valuable expertise and perspective to the Board. Since 2006, Mr. Frist has served as a director of HCA Healthcare, Inc. at which he previously chaired, and currently serves as a member of, the Finance and Investments Committee and previously chaired the Nominating and Corporate Governance Committee. In addition to his significant experience as a public company director, Mr. Frist provides valuable experience in areas of business administration, finance and operations, which the Board values.
Jamie S. Gorelick has served as a director since January 2015. Ms. Gorelick has been a partner at Wilmer Cutler Pickering Hale and Dorr LLP since 2003. She has held numerous positions in the U.S. government, serving as Deputy Attorney General of the United States, General Counsel of the Department of Defense, Assistant to the Secretary of Energy, and a member of the bipartisan National Commission on Terrorist Threats Upon the United States. Ms. Gorelick

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Proposal No. 1—Election of Directors

has served as a director of Amazon.com, Inc. since February 2012 and serves as Chair of its Nominating and Governance Committee. She previously served as a director of United Technologies Corporation from February 2000 through December 2014 and a director of Schlumberger Limited from April 2002 through June 2010. She holds B.A. and J.D. degrees from Harvard University.
Ms. Gorelick is an experienced attorney with significant expertise in legal, policy and corporate matters. Ms. Gorelick’s regulatory and policy experience is directly relevant to the Company’s business. She is well-versed in critical infrastructure and national security issues and brings a valuable skill-set and wealth of government experience to the Board. Ms. Gorelick has served on several other corporate boards, a compensation committee and a nominating and corporate governance committee, and served on numerous government boards and commissions. Ms. Gorelick’s experience in both the public and private sectors, combined with her experience in the corporate boardroom, provides her valuable board experience, and she offers a perspective the Board values.
Roger H. Moore has served as a director since February 2002. From December 2007 to May 2009, he served as a consultant assisting our company in the divestiture of its former Communications Services business. From June 2007 through November 2007, Mr. Moore served as interim Chief Executive Officer and President of Arbinet-thexchange, Inc., a provider of online trading services. He was President and Chief Executive Officer of Illuminet Holdings, Inc., a provider of nationwide network and database services, from December 1995 until December 2001 when it was acquired by our company. Mr. Moore is currently a director of Consolidated Communications Holdings, Inc. and previously served as a director of Western Digital Corporation from June 2000 through November 2014. Mr. Moore holds a B.S. degree in General Science from Virginia Polytechnic Institute and State University.
Mr. Moore is a business executive with significant expertise in general management, sales, technology, cybersecurity, and strategic planning in the telecommunications industry. Mr. Moore’s expertise contributes operational knowledge of important inputs to the Company’s businesses and provides valuable experience in areas of business administration. Mr. Moore also has significant experience, both as a senior executive and as a board member, in joint venture and mergers and acquisition transactions, which is experience that is valuable to the Board. Mr. Moore has experience in military intelligence, including serving two years at the National Security Agency. Mr. Moore’s financial and accounting skills qualify him as an audit committee financial expert. Mr. Moore also serves on several other boards of directors, including service on the audit, compensation and corporate governance committees of certain of those boards, providing him with valuable board-level experience. In addition to the several years of business management experience mentioned above, Mr. Moore has international business experience from his time as President of Nortel Japan and as President of AT&T Canada.
Louis A. Simpson has served as a director since May 2005. Mr. Simpson served as Chairman of SQ Advisors, LLC, an investment firm, from January 2011 to July 2019. From May 1993 to December 2010, he served as President and Chief Executive Officer, Capital Operations, of GEICO Corporation, a passenger auto insurer. Mr. Simpson previously served as Vice Chairman of the Board of GEICO from 1985 to 1993. Mr. Simpson holds a B.A. degree from Ohio Wesleyan University and an M.A. degree in Economics from Princeton University.
Mr. Simpson is a business executive with significant expertise in insurance, finance and private investment. Mr. Simpson’s expertise contributes all around business acumen, skills in strategic planning and finance, along with knowledge important to mergers and acquisitions activity. Throughout his career, Mr. Simpson has served on the boards of directors of more than fifteen publicly-traded companies, providing him with extensive and valuable board-level experience. Mr. Simpson’s board-level experience also includes previous audit committee, finance committee, nominating and corporate governance committee and compensation committee experience on certain of those public company boards. Mr. Simpson is a recognized expert in corporate governance matters, having lectured and presented numerous times on corporate governance topics at seminars and continuing education courses. As indicated above, Mr. Simpson’s career includes executive-level experience as a chief executive officer, providing him with a perspective that the Board values.
Timothy Tomlinson has served as a director from the Company’s founding in 1995 until 2002, and again since his reappointment in November 2007. From May 2011 through December 2013, Mr. Tomlinson was a corporate lawyer employed as General Counsel of Portola Minerals Company, a producer and seller of limestone products. From May 2007 through May 2011, Mr. Tomlinson was employed as Of Counsel by the law firm Greenberg Traurig, LLP. Mr. Tomlinson was the founder and a named partner of Tomlinson Zisko LLP and practiced with this Silicon Valley law firm from 1983 until its acquisition by Greenberg Traurig, LLP in May 2007. He served as managing partner of Tomlinson Zisko LLP for multiple terms. While at Tomlinson Zisko LLP, Mr. Tomlinson and his firm served as the licensing counsel to RSA Data Security, Inc. and the Company for a wide variety of cryptographic and related cybersecurity products. Mr. Tomlinson holds a B.A. degree in Economics, a Ph.D. degree in History, an M.B.A., and a J.D. degree from Stanford University.

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Proposal No. 1—Election of Directors

Mr. Tomlinson has significant expertise in corporate matters including finance and mergers and acquisitions and has represented clients in the technology industry for more than thirty years. Mr. Tomlinson’s long-term service on our Board has provided him with valuable insight and institutional knowledge of the Company’s history and development. Mr. Tomlinson’s financial and accounting skills qualify him as an audit committee financial expert. He has extensive experience in corporate governance, both as a lawyer advising clients, and through serving on our Audit, Compensation and Corporate Governance and Nominating Committees, as well as the audit, compensation, and governance committees of other companies.
Compensation of Directors
This section provides information regarding our compensation policies for non-employee directors and amounts earned and securities awarded to these directors in 2019. Mr. Bidzos is our Executive Chairman and Chief Executive Officer. As an employee of our company, Mr. Bidzos does not participate in our compensation program for non-employee directors, and he is compensated as an executive officer of our company. Mr. Bidzos’ compensation is described in “Executive Compensation” elsewhere in this Proxy Statement.
Non-Employee Director Retainer Fees and Equity Compensation Information
On July 22, 2019, the Compensation Committee met to consider the cash and equity-based compensation to be paid to our non-employee directors. The Compensation Committee reviewed a report of competitive market data and compensation practices prepared by Frederic W. Cook & Co., Inc. (“FW Cook”), its independent compensation consultant, for the same peer group it used to benchmark executive compensation. For information about the peer group, see “Executive Compensation—Compensation Discussion and Analysis.” The Compensation Committee sets director compensation levels at or near the market median relative to directors at companies in the peer group in order to ensure directors are paid competitively for their time commitment and responsibilities. Providing a competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success. Following the July 2019 review, including consideration of the recommendations made by FW Cook, the Compensation Committee determined that it was in the best interests of our company and our stockholders to (i) increase the annual cash retainer for the Corporate Governance and Nominating Committee Chairperson from $5,000 to $10,000, (ii) increase the annual cash retainer fee for the Safety and Security Council Liaison from $15,000 to $25,000 and (iii) continue to make an annual equity award grant to each director of $250,000 (made solely in the form of restricted stock units (“RSUs”), which vest immediately upon grant). Historically, new directors are granted an equity award equal to the pro rata amount of such annual equity award, the amount of which is determined based on the date of such new director’s appointment or election to the Board. Directors are subject to our stock retention policy as described in “Executive Compensation—Compensation Discussion and Analysis.”
Non-employee directors received annual cash retainer fees for 2019 as follows (except that for the period from July 22, 2019 through December 31, 2019, the Corporate Governance and Nominating Committee Chairperson earned a pro rata amount of her annual cash retainer fee at the rate of $10,000 per year and the Safety and Security Council Liaison earned a pro rata amount of his annual cash retainer fee at the rate of $25,000 per year):

Annual cash retainer fee for non-employee directors	$40,000
Additional annual cash retainer fee for Non-Executive Chairman of the Board(1)	$100,000
Additional annual cash retainer fee for Lead Independent Director	$25,000
Additional annual cash retainer fee for Audit Committee members	$25,000
Additional annual cash retainer fee for Compensation Committee members	$20,000
Additional annual cash retainer fee for Corporate Governance and Nominating Committee members	$10,000
Additional annual cash retainer fee for Audit Committee Chairperson	$15,000
Additional annual cash retainer fee for Compensation Committee Chairperson	$10,000
Additional annual cash retainer fee for Corporate Governance and Nominating Committee Chairperson(2)	$5,000
Additional annual cash retainer fee for Safety and Security Council Liaison(3)	$15,000

(1)	The position of “Non-Executive Chairman of the Board” was not held during 2019, and as such no annual retainer fees were paid during this period.

(2)	The additional annual cash retainer fee for the Corporate Governance and Nominating Committee Chairperson increased from $5,000 to $10,000 in July 2019.

(3)	The additional annual cash retainer fee for the Safety and Security Council Liaison increased from $15,000 to $25,000 in July 2019.
Non-employee directors are reimbursed for their expenses incurred in attending meetings.
Our Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan limits the compensation (including equity and cash awards) paid to any non-employee director in any year to an aggregate dollar value of $600,000, with an exception to

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Proposal No. 1—Election of Directors

allow for up to two times such limit for grants made in the first year of service or first year designated as chairman or lead independent director.
Non-Employee Director Compensation Table for 2019
The following table sets forth a summary of compensation information for our non-employee directors for 2019.
DIRECTOR COMPENSATION FOR 2019

Non-Employee Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Yehuda Ari Buchalter(3)	22,690	253,945	276,635
Kathleen A. Cote	82,215	249,843	332,058
Thomas F. Frist III	70,000	249,843	319,843
Jamie S. Gorelick	70,000	249,843	319,843
Roger H. Moore	94,429	249,843	344,272
Louis A. Simpson	105,000	249,843	354,843
Timothy Tomlinson	110,000	249,843	359,843

(1)	Amounts shown represent cash retainer fees earned by each director.

(2)
Stock awards consist solely of RSUs which vest immediately upon grant. Amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted in 2019. The grant date fair value of each award granted to each non-employee director on July 22, 2019 was $249,843 (consisting of 1,157 RSUs valued at $215.94 per share, which was the closing price per share on the grant date). No director held any outstanding awards as of December 31, 2019.

(3)
Dr. Buchalter was appointed to our Board on July 17, 2019. The stock awards granted to Dr. Buchalter included an additional 19 RSUs valued at $215.94 per share, which represents the amount of the annual equity award granted to each non-employee director in July 2018 prorated for Dr. Buchalter’s service as a director from July 17, 2019 through July 22, 2019.

The Board Recommends a Vote FOR the Election of Each of the Foregoing Director Nominees.

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Corporate Governance

CORPORATE GOVERNANCE
Independence of Directors
As required under The Nasdaq Stock Market’s listing standards, a majority of the members of our Board must qualify as “independent directors,” as determined by the Board. The Board and the Corporate Governance and Nominating Committee consult with our legal counsel to confirm that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of The Nasdaq Stock Market.
Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and Verisign, our executive officers or our independent registered public accounting firm, our Board affirmatively determined on February 11, 2020 that seven out of the eight members of our Board are independent directors. Our independent directors are Dr. Buchalter, Ms. Cote, Mr. Frist, Ms. Gorelick, Mr. Moore, Mr. Simpson, and Mr. Tomlinson. Each member of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee is an independent director. Mr. Bidzos serves as Executive Chairman and Chief Executive Officer and thus is not considered an independent director.
Board Leadership Structure
The Board regularly considers the appropriate leadership structure for the Company and has concluded that the Company and its stockholders are best served by not having a formal policy on whether the same individual should serve as both Chief Executive Officer and Chairman of the Board. This flexibility allows the Board to utilize its considerable experience and knowledge to elect the most appropriate director as Chairman, while maintaining the ability to separate the Chairman of the Board and Chief Executive Officer roles when necessary. This determination is made according to what the Board believes is best to provide appropriate leadership for the Company at such time. Currently, the Company’s eight-member Board is led by Chairman D. James Bidzos. Mr. Bidzos is also an officer of the Company, serving as its Executive Chairman and Chief Executive Officer. The Board has appointed Louis A. Simpson as Lead Independent Director. The Lead Independent Director: (a) presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (b) serves as liaison between the Chairman of the Board and the independent directors; (c) works with the Chairman of the Board to facilitate timely and appropriate information flow to the Board; (d) reviews and approves agendas and schedules for meetings of the Board; (e) exercises such other powers and duties as from time to time may be assigned to him or her by the Board; and (f) meets with significant shareholders, as appropriate. In addition, the Lead Independent Director has the authority to call meetings and executive sessions of the independent directors.
The Board has determined that its current leadership represents an appropriate structure for the Company. In particular, this structure capitalizes on the expertise and experience of Messrs. Bidzos and Simpson due to their service to the Board. The structure permits Mr. Bidzos to engage in the operations of the Company in a more in-depth way as Executive Chairman and Chief Executive Officer. Lastly, the structure ensures Board independence from management by permitting the Lead Independent Director to call and chair meetings and executive sessions of the independent directors separate and apart from the Chairman of the Board.
Mr. Bidzos was a founder of the Company and its initial Chief Executive Officer, and he has been either Chairman or Vice Chairman of the Company’s Board since the Company’s founding in 1995. Mr. Bidzos’ current tenure as Chairman of the Board dates to August 2007. Mr. Bidzos was appointed Executive Chairman, President and Chief Executive Officer of Verisign on an interim basis on June 30, 2008. On January 14, 2009, Mr. Bidzos resigned as President, and on August 17, 2009, Mr. Bidzos resigned as Chief Executive Officer. On August 1, 2011, Mr. Bidzos was re-appointed President and Chief Executive Officer. Mr. Bidzos resigned as President on February 11, 2020. Mr. Simpson has been the Lead Independent Director since July 2015.
Succession Planning
The Board recognizes the importance of the effectiveness of the Company’s executive leaders for the Company’s success, and the Board is actively engaged in executive succession planning. The Board has delegated to the Corporate Governance and Nominating Committee responsibility for reviewing and assessing the management development and succession planning process for senior management. As part of the succession planning process, the Corporate Governance and Nominating Committee works closely with our management, including our Human Resources team, to identify succession candidates for senior management other than the Executive Chairman and Chief Executive Officer. Although the Board retains responsibility for identifying succession candidates for the Executive Chairman and Chief Executive Officer, the Corporate Governance and Nominating Committee is charged with developing the processes to identify succession candidates. If the Board commences a search for candidates from outside the Company to succeed

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the Chief Executive Officer, the pool from which the Board selects a candidate includes female and racially/ethnically diverse candidates, and any third-party search firm that the Board engages is instructed to include female and racially/ethnically diverse candidates in such pool as well.
The Corporate Governance and Nominating Committee also periodically considers Board succession and, as part of that consideration, evaluates and reviews with the Board the criteria for selecting new directors, including skills and characteristics such as diversity, in the context of the current composition of the Board and its committees.
Board and Committee Meetings
The Board met five times and its committees collectively met fourteen times during 2019. During 2019, no director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by all committees on which he or she served.
Board Members’ Attendance at the Annual Meeting
We do not have a formal policy regarding attendance by members of the Board at our annual meeting of stockholders. One member of the Board attended our 2019 Annual Meeting of Stockholders.
Corporate Governance and Nominating Committee
The Board has established a Corporate Governance and Nominating Committee to recruit, evaluate, and nominate candidates for appointment or election to serve as members of the Board, recommend nominees for committees of the Board, assess contributions and independence of incumbent directors, review and make recommendations regarding the Board’s leadership structure, recommend changes to corporate governance principles and committee charters and periodically review and assess the adequacy of these documents, and review annually the performance of the Board. The Corporate Governance and Nominating Committee is currently composed of Ms. Cote (Chairperson), Dr. Buchalter, Mr. Frist, Ms. Gorelick, Mr. Moore, Mr. Simpson, and Mr. Tomlinson, each of whom has been determined by the Board to be an “independent director” under the rules of The Nasdaq Stock Market. The Corporate Governance and Nominating Committee operates pursuant to a written charter. The Corporate Governance and Nominating Committee’s charter is located on our Investor Relations website at https://investor.verisign.com/corporate-governance. The Corporate Governance and Nominating Committee met four times during 2019.
In nominating candidates for election to the Board, the Corporate Governance and Nominating Committee considers the performance and qualifications of each potential nominee or candidate, not only for his or her individual strengths but also for his or her potential contribution to the Board as a group. In carrying out this responsibility the Corporate Governance and Nominating Committee also considers additional factors, such as diversity, business experience, and expertise within industries and markets tangential or complementary to the Company’s industry. Additionally, pursuant to its charter, the Corporate Governance and Nominating Committee evaluates and reviews with the Board the criteria for selecting new directors, including skills and characteristics such as diversity, in the context of the current composition of the Board and its committees. The pool of new director candidates from which the Corporate Governance and Nominating Committee recommends new director nominees includes female and racially/ethnically diverse candidates, and any third-party search firm that the committee engages is instructed to include female and racially/ethnically diverse candidates in such pool as well.
The Corporate Governance and Nominating Committee considers candidates for director nominees proposed by directors and stockholders. The Corporate Governance and Nominating Committee may also from time to time retain one or more third-party search firms to identify suitable candidates.
If you would like to recommend to the Corporate Governance and Nominating Committee a prospective candidate, please submit the candidate’s name and qualifications to: Thomas C. Indelicarto, Secretary, VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190.
The Corporate Governance and Nominating Committee will consider all candidates identified by the directors, chief executive officer, stockholders, or third-party search firms through the processes described above, and will evaluate each of them, including incumbents and candidates nominated by stockholders, based on the same criteria.
Board Evaluation Process
The Corporate Governance and Nominating Committee oversees the annual performance review of the Board and its committees. Each year, the Corporate Governance and Nominating Committee determines the format for the annual performance reviews, and the Chairperson of each Board committee is responsible for leading that committee’s performance review and the Lead Independent Director is responsible for leading the Board’s performance review. The results of the reviews are reported to Ms. Cote, in her capacity as Chairperson of the Corporate Governance and

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Nominating Committee, who in turn reports the results of the reviews to the entire Board. In addition to these reviews, the Lead Independent Director solicits comments and feedback from each director on the operation of the Board and the committees and areas for improvement.
Audit Committee
The Board has established an Audit Committee that oversees the accounting and financial reporting processes at the Company, internal control over financial reporting, audits of the Company’s financial statements, the qualifications of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit department and the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee, and the Audit Committee is responsible for the appointment (subject to stockholder ratification), compensation and retention of the independent registered public accounting firm. The Audit Committee also oversees the Company’s processes to manage business and financial risk, and compliance with significant applicable legal and regulatory requirements, and oversees the Company’s ethics and compliance programs. The Audit Committee is currently composed of Mr. Tomlinson (Chairperson), Ms. Cote, and Mr. Moore. Each member of the Audit Committee meets the independence criteria of The Nasdaq Stock Market’s and the SEC’s rules. Each Audit Committee member meets The Nasdaq Stock Market’s financial knowledge requirements, and the Board has determined that the Audit Committee has at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities as required by Rule 5605(c)(2) of The Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market. The Audit Committee’s charter is located on our Investor Relations website at https://investor.verisign.com/corporate-governance. The Audit Committee met five times during 2019.
Audit Committee Financial Experts
Our Board has determined that each of Ms. Cote, Mr. Moore and Mr. Tomlinson is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Each of Ms. Cote, Mr. Moore and Mr. Tomlinson meets the independence requirements for audit committee members as defined in the applicable listing standards of The Nasdaq Stock Market.
Compensation Committee
The Board has established a Compensation Committee to discharge the Board’s responsibilities with respect to all forms of compensation of the Company’s directors and employees, including executive officers, to administer the Company’s equity incentive plans, and to produce an annual report on executive compensation for use in the Company’s Proxy Statement. The Compensation Committee is also responsible for overseeing Verisign’s overall compensation philosophy and approving and evaluating executive officer compensation arrangements, plans, policies, and programs of the Company, and for administering the Company’s equity incentive plans for employees. The Compensation Committee operates pursuant to a written charter. The Compensation Committee’s charter is located on our Investor Relations website at https://investor.verisign.com/corporate-governance. The Compensation Committee is currently composed of Mr. Simpson (Chairperson), Mr. Frist, Ms. Gorelick, and Mr. Tomlinson, each of whom is an “independent director” under the rules of The Nasdaq Stock Market for compensation committee members and a “non-employee director” pursuant to Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee met five times during 2019. For further information regarding the role of compensation consultants and management in setting executive compensation, see “Executive Compensation—Compensation Discussion and Analysis.”
Cybersecurity Committee
In February 2020, the Board established a Cybersecurity Committee, which is scheduled to begin meeting formally in April 2020. The purpose of the Cybersecurity Committee is to assist the Board with its oversight of the Company’s cybersecurity program and risks. The Cybersecurity Committee operates pursuant to a written charter. The Cybersecurity Committee’s charter is located on our Investor Relations website at https://investor.verisign.com/corporate-governance. The Cybersecurity Committee is currently composed of Mr. Moore (Chairperson), Mr. Bidzos, Dr. Buchalter, and Mr. Tomlinson.

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Corporate Governance

Board’s Role in Risk Oversight
The Board is actively engaged in risk oversight for the Company, including the risks associated with the ongoing COVID-19 crisis. Throughout the year, the Board and senior management discuss the areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports from the appropriate member of senior management responsible for mitigating these risks within the organization to enable the Board to understand our risk identification, risk management and risk mitigation strategies. The Audit Committee oversees the Company’s processes to manage business and financial risk and compliance with significant applicable legal and regulatory requirements, including the Company’s enterprise risk management program. The Compensation Committee oversees the Company’s risk assessment and risk management relative to the Company’s compensation programs, policies, and practices. The Chairpersons of the relevant committees brief the full Board on the committees’ oversight of risks within their purview during the committee reports portion of each regular Board meeting. This enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships, and enables the full Board to provide input on the Company’s risk assessment and risk management efforts. All of our Board members have experience with enterprise risk management.
The Board as a whole retains responsibility for oversight of the Company’s cybersecurity risk management program. In February 2020, the Board established a Cybersecurity Committee, which will begin meeting formally in April 2020, to assist the Board with its oversight of the Company’s cybersecurity risk management program. The Cybersecurity Committee will receive quarterly status reports on the cybersecurity risk management program from the Company’s Chief Security Officer, with the full Board receiving regular reports from Mr. Moore, the Chairperson of the Cybersecurity Committee, on the conduct of the committee’s functions as well as quarterly status reports on the cybersecurity risk management program from the Company’s Chief Security Officer. In addition, the Board has appointed Mr. Moore as its liaison to management’s Safety and Security Council (the “Council”). The Council’s purpose is to oversee the effectiveness and performance of the Company’s safety and security functions. The Council provides strategic direction and oversight for initiatives to minimize cyber, physical and other security risks to the Company and holds regular monthly meetings. The Council is composed of executives of the Company with responsibility for cybersecurity, physical security, network operations, technology, registry services, finance and legal and is chaired by Mr. Bidzos. Mr. Moore participates in Council meetings and receives regular, scheduled briefings from Council members regarding incidents and network operations. The Cybersecurity Committee will review and discuss the activities of the Council at each regularly scheduled Cybersecurity Committee meeting.
Communicating with the Board
Any stockholder who desires to contact the Board may do so electronically by sending an email to bod@verisign.com. Alternatively, a stockholder may contact the Board by writing to: Board of Directors, VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190, Attention: Secretary. Communications received electronically or in writing are distributed to the Chairman of the Board or other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.
Code of Conduct
We have adopted a written Code of Conduct, which is posted on our Investor Relations website under “Ethics and Business Conduct” at https://investor.verisign.com/corporate-governance. The Code of Conduct applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and other senior accounting officers.
We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Conduct, to the extent applicable to the principal executive officer, principal financial officer, or other senior accounting officers, by posting such information on our website, on the web page found by clicking through to “Ethics and Business Conduct” as specified above.

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Corporate Governance

ENVIRONMENTAL, SOCIAL AND GOVERNANCE HIGHLIGHTS
At Verisign, we take seriously our responsibility as corporate citizens in the communities where we live and work. As stewards of the internet, “what we do” and “how we do it” are important for the security, stability, and resiliency of key internet infrastructure and services, which billions of people worldwide depend on every second of every day. Our core values include demonstrating respect and integrity in our interactions with all of our stakeholders. The following summary highlights our environmental, social and governance policies and practices.

Diversity and Inclusion
•
We have revised our Corporate Governance Principles to adopt the so-called “Rooney Rule” policy so that (i) the pool of candidates from which the Corporate Governance and Nominating Committee recommends new director nominees includes female and racially/ethnically diverse candidates and (ii) in any searches for candidates from outside the Company to succeed the Chief Executive Officer, the pool from which the Board selects a candidate includes female and racially/ethnically diverse candidates.
•
We maintain equal employment opportunity hiring policies and practices.
•
We maintain an affirmative action program designed to attract a diverse pool of talent and help provide qualified women, minorities, protected veterans and those with disabilities equal opportunities in our workforce.
•
We have employee affinity groups such as Women in Technology and Young Professionals that support an inclusive workplace environment.
•
We provide respectful and inclusive workplace training for employees across all levels.

Business Conduct and Ethics
•
Along with our commitment to our values, we operate a robust ethics and compliance program that is overseen by the Audit Committee.
•
Our Code of Conduct outlines our approach to ethical conduct and compliance with local and international laws and regulations, including our approach to anti-corruption, non-retaliation, and related policies.
•
Our directors and employees receive annual ethics and compliance training and certify their compliance with our Code of Conduct.
•
We maintain an ethics and compliance helpline through which employees, or anyone else, can seek guidance or raise a concern confidentially and anonymously if desired. All reported concerns are reviewed and investigated as appropriate.

Data Privacy and Cybersecurity
•
We have a Privacy Statement located on our website that describes how we handle personal information and our privacy practices.
•
Our business does not involve monetizing personal information.
•
We have adopted a rigorous governance framework for the oversight of cybersecurity risk, including a Board-level Cybersecurity Committee and a management-level Safety and Security Council that has a Board liaison.
•
We have adopted the National Institute of Standards and Technology (NIST) cybersecurity framework and perform periodic assessments against this framework to measure cybersecurity maturity.
•
In addition to leveraging a broad array of industry frameworks and best practices applicable to our operating environments, our information security practices align with the AICPA, Trust Services Principles and Criteria (System and Organization Controls).

Community Impact
•
Our Verisign Cares program matches employee donations up to specified amounts to qualifying charitable organizations.
•
Our Verisign Cares program provides paid time off to employees to give their time on a regular basis in support of local community organizations.
•
We hold periodic blood drives and donation drives to support various community organizations.
•
We contribute to regional human services non-profit organizations in the communities in which we live and work, as well as non-profit organizations in the global internet community.

Employee Benefits
•
We provide our U.S.-based employees with comprehensive medical, dental, vision and other benefits and provide our employees based in other countries with comprehensive medical and other benefits.
•
We provide our U.S.-based employees with a 401(k) plan with immediate vesting that includes a company match and generally provide our employees based in other countries with pension contributions.
•
We provide eligible employees with the opportunity to purchase our common stock at a discount through our employee stock purchase plan.
•
We provide extensive wellness offerings (focusing on physical, emotional and financial wellness) to our U.S.-based employees.
•
Our Reston corporate offices operate a subsidized cafeteria with locally sourced food.
•
Our Reston corporate offices have an on-site fitness center.

VeriSign, Inc. | 2020 Proxy Statement | 16

Corporate Governance

Environment
•
Our Reston corporate offices are LEED Gold certified for commercial interiors.
•
We use recycled and earth friendly products at our Reston corporate offices.
•
We have implemented technologies at our Reston corporate offices that reduce energy consumption.

Governance	• See “Proxy Summary—Corporate Governance Highlights” on page 2 of this Proxy Statement.
As of the date of this Proxy Statement, the United States and the global community are facing unprecedented challenges posed by COVID-19. In response, we have taken steps to protect our people and support the communities we serve, while keeping our critical internet infrastructure running smoothly. These steps include (i) establishing a task force to monitor the COVID-19 outbreak and to actively protect our employees, (ii) executing on business continuity plans for the uninterrupted continuation of our services, including our domain name registry services, while most of our employees continue to work remotely, (iii) donating to COVID-19 relief efforts and doubling our matching program for employee donations under our Verisign Cares program, and (iv) freezing registry prices for all of the top-level domains that we operate through the end of 2020.

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Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 26, 2020, except as otherwise indicated, by:

•	each current stockholder who is known by us to own beneficially more than 5% of our common stock;

•	each current director;

•	each of our named executive officers listed in the Summary Compensation Table in “Executive Compensation” elsewhere in this Proxy Statement; and

•	all current directors and executive officers as a group.
The percentage ownership is based on 115,760,940 shares of common stock outstanding at March 26, 2020. Shares of common stock that are issuable upon vesting of RSUs within 60 days of March 26, 2020 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such RSUs but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

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Security Ownership of Certain Beneficial Owners and Management

BENEFICIAL OWNERSHIP TABLE

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number(1)	Percent(1)
Greater Than 5% Stockholders
Warren Buffett(2) Berkshire Hathaway, Inc. 3555 Farnam Street Omaha, NE 68131	12,952,745	11.19%
The Vanguard Group(3) 100 Vanguard Boulevard Malvern, PA 19355	11,795,678	10.19%
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	9,149,073	7.90%
Renaissance Technologies, LLC(5) Renaissance Technologies Holdings Corporation 800 Third Avenue New York, NY 10022	8,270,690	7.14%
Directors and Named Executive Officers
D. James Bidzos(6)	876,573	*
Yehuda Ari Buchalter	1,176	*
Kathleen A. Cote	34,251	*
Thomas F. Frist III	9,958	*
Jamie S. Gorelick	15,055	*
Roger H. Moore	38,528	*
Louis A. Simpson(7)	215,954	*
Timothy Tomlinson(8)	15,243	*
Todd B. Strubbe(9)	113,300	*
George E. Kilguss, III(10)	181,839	*
Thomas C. Indelicarto(11)	65,882	*
All current directors and executive officers as a group (11 persons)(12)	1,567,759	1.35%

*	Less than 1% of Verisign’s outstanding common stock.

(1)
The percentages are calculated using 115,760,940 outstanding shares of common stock on March 26, 2020 as adjusted pursuant to Rule 13d-3(d)(1)(i). Pursuant to Rule 13d-3(d)(1) of the Exchange Act, beneficial ownership information for each person also includes shares of common stock that are issuable upon vesting of RSUs within 60 days of March 26, 2020.

(2)
Based on a Schedule 13G/A filed with the SEC on February 14, 2017 by Warren E. Buffett, Berkshire Hathaway, Inc. and other reporting persons with respect to the beneficial ownership of 12,952,745 shares. Berkshire Hathaway, Inc., is a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway share voting and dispositive power over 12,952,745 of these shares, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway. National Indemnity Company and GEICO Corporation each share voting and dispositive power over 7,905,481 of these shares.

(3)
Based on a Schedule 13G/A filed with the SEC on February 10, 2020 by The Vanguard Group with respect to the beneficial ownership of 11,795,678 shares. The Vanguard Group has sole voting power over 157,253 of these shares, shared voting power over 37,029 of these shares, sole dispositive power over 11,609,474 of these shares and shared dispositive power over 186,204 of these shares.

(4)
Based on a Schedule 13G/A filed with the SEC on February 6, 2020 by BlackRock, Inc. with respect to the beneficial ownership of 9,149,073 shares. BlackRock, Inc. has sole voting power over 8,144,371 of these shares and sole dispositive power over all 9,149,073 of these shares.

(5)
Based on a Schedule 13G/A filed with the SEC on February 13, 2020 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation with respect to the beneficial ownership of 8,270,690. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation have sole voting power and sole dispositive power over all 8,270,690 of these shares.

(6)	Includes 4,726 RSUs vesting within 60 days of March 26, 2020 held directly by Mr. Bidzos.

(7)	Includes 215,954 shares held by the Louis A. Simpson Living Trust, under which Mr. Simpson is the trustee.

(8)	Includes 15,243 shares held by the Tomlinson Family Trust, under which Mr. Tomlinson and his spouse are co-trustees.

(9)	Includes 2,329 RSUs vesting within 60 days of March 26, 2020 held directly by Mr. Strubbe.

(10)	Includes 1,837 RSUs vesting within 60 days of March 26, 2020 held directly by Mr. Kilguss.

(11)	Includes 1,182 RSUs vesting within 60 days of March 26, 2020 held directly by Mr. Indelicarto.

(12)	Includes the shares described in footnotes (6)-(11).

VeriSign, Inc. | 2020 Proxy Statement | 19

Proposal No. 2—Advisory Vote to Approve Executive Compensation

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act and related SEC rules, we are seeking an advisory stockholder vote to approve the compensation of our named executive officers for 2019 as disclosed under SEC rules, including the Compensation Discussion and Analysis section, the compensation tables and related material included in this Proxy Statement. The stockholder vote approving executive compensation is advisory only, and the result of the vote is not binding upon the Company or the Board. Although the resolution is non-binding, the Board and the Compensation Committee will consider the outcome of the advisory vote approving executive compensation when making future compensation decisions. In 2017, the majority of our stockholders voted in favor of holding a non-binding stockholder advisory vote to approve executive compensation on an annual basis and, in consideration of the outcome of the frequency vote, the Board has determined to hold such advisory vote each year. Following the Annual Meeting, the next non-binding stockholder advisory vote to approve executive compensation will occur at the 2021 Annual Meeting of Stockholders.
Our executive compensation program and compensation paid to our named executive officers are described elsewhere in this Proxy Statement. The Compensation Committee oversees the program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program.
This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to our named executive officers. You may vote for or against the following resolution, or you may abstain.
RESOLVED, that the stockholders of VeriSign, Inc. (the “Company”) approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and related disclosures.

The Board Recommends a Vote FOR the Foregoing Resolution.

VeriSign, Inc. | 2020 Proxy Statement | 20

Executive Compensation

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) provides comprehensive information about our executive compensation program for our 2019 named executive officers (our “NEOs”) and provides context for the decisions underlying the compensation reported in the executive compensation tables in this Proxy Statement. Our NEOs are:

•	D. James Bidzos, Executive Chairman and Chief Executive Officer (“CEO”);

•	Todd B. Strubbe, President and Chief Operating Officer (“COO”);

•	George E. Kilguss, III, Executive Vice President, Chief Financial Officer (“CFO”); and

•	Thomas C. Indelicarto, Executive Vice President, General Counsel and Secretary.
Mr. Strubbe was promoted to President and Chief Operating Officer on February 11, 2020. During 2019, Mr. Strubbe served as our Executive Vice President and Chief Operating Officer.
The sections below describe the material elements of our executive compensation program for 2019, including how we set compensation and tied pay to performance. We refer to our NEOs, Executive Vice Presidents and Senior Vice Presidents, collectively as our “executives.”
Compensation Philosophy and Objectives
Our executive compensation program is designed to attract and retain the executive talent we need to maintain our high performance standards and grow our business for the future. Our philosophy is to provide a mix of compensation that motivates our executives to achieve our short and long-term performance goals, which in turn will create value for our stockholders. After reviewing our program for market competitiveness and alignment with best practices, we made no significant changes to our executive compensation program for 2019.
Our executive compensation program is designed with the following objectives and program elements:

Objective	Program Element

Attract and retain talented executives	Provide a competitive level of total compensation (base salary, bonus and long-term incentive).

Promote a pay for performance philosophy based on both Company performance and individual contributions
Provide a compensation program that is weighted in favor of annual and long-term incentives that are tied to financial and strategic goals designed to enhance stockholder value. In addition, provide annual incentive bonuses based on Company performance that for any individual executive may be modified up (subject to specified limitations) or down based on individual performance to more closely align executives’ personal accomplishments with their compensation.

Align the interests of our executives with our stockholders
Tie a significant portion of compensation to the long-term value of our stock, including performance-based stock awards that are tied in part to Total Shareholder Return (“TSR”). In addition, require executives to meet stock ownership guidelines and retain minimum stock ownership until six months after termination of employment.

Key features of our current executive compensation program include:

•	A majority of our executives’ compensation is based on Company performance and individual performance.

•	Our executives do not have employment contracts.

•	Our executives’ change in control agreements contain a double trigger and do not provide for tax gross-ups.

•	No special pension plans, special retirement plans or other significant perquisites for executives.

•	Our executives participate in the same benefit programs as all other employees.

•
An incentive compensation recovery policy applicable to our NEOs that covers both cash and performance-based equity in the event of a materially inaccurate financial statement or an inaccurately measured performance metric criterion with or without a restatement of our financial statements.

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Executive Compensation

•
Forfeiture provisions in our equity awards such that unvested awards are generally forfeited upon a termination of employment (subject to limited exceptions for death, disability, and certain terminations related to a change in control).

•	Robust stock ownership requirements applicable to our executives and directors.

•	An insider trading policy that prohibits any employee or director from shorting, hedging or pledging our stock.
Pay and Performance Relationship: Attracting and retaining the executive talent we need to be successful is a key objective of our executive compensation program. It is equally important that our executives are motivated to and rewarded for achieving objectives that provide long-term benefits to our stockholders. We have designed our executive compensation program so that a significant amount of our NEOs’ compensation is tied to the Company’s performance and stockholders’ long-term interests. The charts below illustrate our emphasis on performance-based compensation.
1Performance-Based Compensation = 2019 Annual Target Bonus + 2019 Long-Term Incentive, valued as of the date of the grant.
Results of 2019 Say on Pay Vote: When the Compensation Committee set compensation amounts for 2020, it considered the results of the 2019 stockholder advisory vote on our executive compensation program. At our 2019 Annual Meeting of Stockholders, our stockholders indicated strong support of our executive compensation program, with over 96% of the votes cast in favor of our executive compensation program as disclosed in the 2019 Proxy Statement. In light of this strong support and based on our review of our program for market competitiveness and alignment with best practices, we made no significant changes to our executive compensation program for 2019.
Voted in Favor of our Executive Compensation Program
at our 2019 Annual Meeting of Stockholders

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Executive Compensation

Elements of Our Executive Compensation Program
Our executive compensation program is made up of three main elements: base salary, annual incentive bonus and long-term incentive compensation. The chart below shows our objectives for each element of compensation and the factors we use to determine compensation amounts. For each element of compensation, the Compensation Committee takes into account our peer group (as described below) and relevant survey data as well as guidance from the independent compensation consultant, as applicable, before determining compensation amounts.

Element	Objective	Factors

Base Salary	Provide a guaranteed level of annual income in order to attract and retain our executive talent. Increases are not automatic or guaranteed.	• Job responsibilities and scope • Experience • Individual contributions • Internal pay equity

Annual Incentive Bonus	Provide a reward for achieving individual goals and the Company’s financial and strategic goals.	• Company performance • Individual performance

Long-Term Incentive Compensation	Provide a reward that both serves a retention purpose and incentivizes executives to manage the Company from the perspective of a stockholder.
• Importance of the executive to Company performance
• Individual contributions
• Future potential of the executive
• Value of executive’s vested and unvested outstanding equity awards
• Internal pay equity

Our Process for Setting Compensation
Role of the Compensation Committee: The Compensation Committee oversees our compensation and benefit programs, approves executives’ compensation, and sets the policies that govern compensation of our executives and other employees. The Compensation Committee annually:

•	Reviews and makes changes as appropriate to the peer group used to benchmark competitive compensation levels for our executives;

•	Reviews the report from its compensation consultant as described below in the section titled “Role of External Compensation Consultant;”

•	Reviews and approves design elements of executive compensation for market competitiveness and alignment with Company goals;

•	Reviews stockholder dilution and burn rate in making equity compensation decisions;

•	Sets performance goals for our annual and long-term incentive compensation programs;

•	Examines the compensation data of our peer group and reviews broader survey data for technology companies that we believe are comparable to our company in industry and financial metrics;

•
Determines the CEO’s base salary, annual incentive bonus, and equity awards based on its review of the Board’s assessment of the individual performance of the CEO during the year, peer group data, a tally sheet for the CEO detailing the CEO’s entire compensation and benefits package and earnings potential from unvested equity awards, and the compensation consultant’s report;

•	Reviews the comprehensive risk assessment of the Company’s incentive plans and arrangements;

•
Reviews the competitiveness of our executives’ base salaries, annual incentive bonus targets, and long-term incentive compensation targets (element by element and in aggregate) by comparing our program to a peer group of publicly-traded, technology companies that we view as representative of our competitors for executive talent; and

•
Determines each other executive’s base salary, annual incentive bonus, and equity awards based on its review of the CEO’s assessment of the individual performance of the executive during the year, peer group and survey data, a tally sheet for the executive detailing the executive’s entire compensation and benefits package and earnings potential from unvested equity awards, and the compensation consultant’s report.

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Executive Compensation

Role of Management: The CEO annually reviews the peer group market data, comparable industry survey data, the tally sheet data provided by the external compensation consultant, and the performance of each executive and makes recommendations to the Compensation Committee for base salary adjustments, annual incentive bonuses, and equity awards.
Role of External Compensation Consultant: The Compensation Committee has engaged FW Cook as its independent compensation consultant to assist it in evaluating and analyzing the Company’s executive compensation program. FW Cook provides the following services to the Compensation Committee:

•
Analyzes the executives’, including the CEO’s, annual compensation based on comparisons to the Company’s peer group and comparable industry survey data, including in both cases target and actual total compensation, and advises the Compensation Committee on the appropriateness of management’s recommendations for any changes, other than the CEO’s, to the executives’ compensation;

•
Reviews the CEO’s compensation and compensation program’s design and makes recommendations to the Compensation Committee if it believes changes to the CEO’s compensation or the compensation program design would be appropriate;

•	Reviews the Company’s peer group annually and provides recommendations for changes as appropriate;

•	Advises the Compensation Committee on best practices related to oversight and design of the Company’s executive compensation program;

•	Reviews compensation design recommendations by the Company’s management and provides recommendations to the Compensation Committee on the impact of those recommendations;

•	Reviews the Company’s equity compensation philosophy and incentive design;

•	Reviews and provides guidance on the impact of regulatory changes on executive and non-employee director compensation;

•	Reviews and provides guidance on the risk assessment of the Company’s incentive plans and arrangements;

•	Reviews and provides guidance on the executive compensation disclosures;

•	Reviews and provides recommendations for non-employee director compensation; and

•	Reviews and provides guidance on the Company’s change in control agreements.
In October 2019, the Compensation Committee reviewed FW Cook’s performance, and in December 2019, the Compensation Committee assessed FW Cook’s independence against the six independence factors set forth in the applicable Nasdaq rules. The Compensation Committee determined that FW Cook was independent and engaged FW Cook for 2020. FW Cook performs no other services for the Company, and the Compensation Committee concluded that its services for the Compensation Committee do not raise any conflicts of interest.
Peer Group: Each year, the Compensation Committee reviews the peer group with the assistance of its independent compensation consultant and makes changes as appropriate in order to ensure it continues to suitably reflect the competitive market for executive talent. In making 2019 compensation decisions, the peer group used by the Compensation Committee consisted of the following companies:

Akamai Technologies	Global Payments
Alliance Data Systems	Intuit
ANSYS	Nuance Communications
Autodesk	Paychex
Cadence Design Systems	Red Hat
Citrix Systems	Roper Technologies
Equinix	Synopsys
F5 Networks	Teradata
Factset Research Systems	Total System Services
Fiserv	Verisk Analytics

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Executive Compensation

At the time when the Compensation Committee determined the 2019 peer group in October 2018, Verisign’s revenue, operating income before depreciation and amortization (“Adjusted Operating Income”), and market capitalization as compared to its 2019 peer group were as follows: first quartile for revenue, third quartile for Adjusted Operating Income and third quartile for market capitalization.
In October 2019, as part of its annual review of our peer group, FW Cook provided the Compensation Committee with an evaluation of our then current peer group and identified potential new peer group companies based on revenue, Adjusted Operating Income, market capitalization, free cash flow yield, Adjusted Operating Income growth, use of dividends or buybacks, inclusion in the S&P 500 index and their industry. Based on this review, Broadridge Financial and Fortinet were added to our peer group. Red Hat was removed from our peer group due to its acquisition by IBM, and Total Systems Services was removed from our peer group due to its merger with Global Payments. The resulting 20 peer group companies were used in setting 2020 compensation based on this annual review.
Base Salary: For 2019, the Compensation Committee reviewed competitive benchmark data provided by FW Cook and recommendations from our CEO regarding each executive’s individual performance other than himself. Based on that review, the Compensation Committee approved adjustments to our NEOs’ salaries as summarized in the chart below.

Name	2018 Base Salary	2019 Base Salary	Rationale for Adjustment
D. James Bidzos	$925,000	$925,000

Todd B. Strubbe	$550,000	$565,000	Mr. Strubbe received a salary increase to better align with peer group market data.

George E. Kilguss, III	$500,000	$525,000	Mr. Kilguss received a salary increase to better align with peer group market data.

Thomas C. Indelicarto	$450,000	$450,000
Annual Incentive Bonus: The NEOs participate in the Verisign Performance Plan (“VPP”), which is a cash-based annual bonus plan. VPP bonuses are based on the Company’s achievement of pre-established financial goals, as well as individual performance. The Compensation Committee determines the target annual incentive opportunity for each of our NEOs based on a comparison to our peer group, relevant survey data, and the compensation consultant’s report. For 2019, the Compensation Committee approved the following VPP bonus targets as a percentage of base salary for our NEOs:

NEOs	2019 Bonus Target as a % of Base Salary
D. James Bidzos	125%
Todd B. Strubbe (1)	90%
George E. Kilguss, III (1)	80%
Thomas C. Indelicarto (1)	80%
(1) VPP bonus target as a percentage of salary was increased in 2019 to better align with peer group market data.
The Compensation Committee approves actual annual incentive award payments for our executives taking into account the Company’s and the individual’s performance. The Company’s performance determines the initial level of funding for the annual incentive bonus pool. The Compensation Committee then considers, and approves as appropriate, the CEO’s recommendation for modifying any individual awards above or below the level of funding based on an assessment of individual performance, subject to the maximum individual bonus payments described below for NEOs under Limitations on Tax Deductibility of Executive Compensation and Annual Incentive Compensation Plan and the 175% funding limitation for the VPP.
The Company’s performance goals for the 2019 VPP were approved by the Compensation Committee in December 2018 and were based on two financial measures, weighted equally: (i) revenue and (ii) non-GAAP operating margin. For purposes of determining the bonus pool under the 2019 VPP, each of revenue and non-GAAP operating margin excluded revenue from the security services customer contracts sold, which amounted to $10.2 million in 2019. In this context, the Compensation Committee determined non-GAAP operating margin by taking the Company’s consolidated non-GAAP operating income (excluding security services revenue) as a percentage of revenue (excluding security services revenue) and determined the Company’s consolidated non-GAAP operating income by adding back stock-based compensation expense to the Company’s consolidated operating income as determined under GAAP. The 2019 VPP required

VeriSign, Inc. | 2020 Proxy Statement | 25

Executive Compensation

achievement of 98% of the established target for either revenue (excluding security services revenue) or non-GAAP operating margin (excluding security services revenue) before any funding of the bonus pool may occur. The table below illustrates different achievement levels for funding of the 2019 VPP bonus pool (threshold, target and maximum) for each of these financial measures. The table also illustrates actual revenue (excluding security services revenue) and non-GAAP operating margin (excluding security services revenue) achieved for 2019 and the corresponding funding levels that resulted in a 95% funding for the 2019 VPP bonus pool.

	Revenue (excluding security services revenue)		Non-GAAP Operating Margin (excluding security services revenue)
Achievement	Metric (in millions)	Funding	Metric	Funding	Total Funding
Threshold	$1,202.0	12.5%	66.6%	12.5%	25.0%
Target	$1,226.5	50.0%	68.0%	50.0%	100.0%
Maximum	$1,294.0	87.5%	71.7%	87.5%	175.0%
Actual	$1,221.5	37.5%	69.3%	57.5%	95.0%
In order to establish actual award amounts under the VPP, the Compensation Committee also reviewed Mr. Bidzos’ assessment of individual performance of the other NEOs and his recommendations on bonus amounts for other NEOs. The Compensation Committee also considered the Board’s assessment of Mr. Bidzos’ individual performance. The chart below indicates the Compensation Committee’s approved annual incentive bonus award for each NEO under the 2019 VPP.

			2019 Actual Bonus Payment
Name	2019 Base Salary	Bonus Target as a % of Base Salary	Funding Multiplier as a % of Target	Actual Payout as a % of Target	Actual Payout Amount	Actual Payout as a % of Base Salary
D. James Bidzos(1)	$925,000	125%	95%	95%	$1,098,438	119%

Todd B. Strubbe(1)	$565,000	90%	95%	95%	$483,075	86%

George E. Kilguss, III(2)	$525,000	80%	95%	96%	$405,000	77%

Thomas C. Indelicarto(2)	$450,000	80%	95%	100%	$360,000	80%

(1)	Messrs. Bidzos and Strubbe received a bonus payment at the funding multiplier level with no further adjustment.

(2)
Messrs. Kilguss and Indelicarto received bonus payments at 96% and 100% of their bonus targets respectively. The adjustments over the funding multiplier level were made due to notable contributions and performance.

Long-Term Incentive Compensation: Equity-based grants are a key element of our total compensation program and are issued in accordance with our Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan (the “2006 Plan”). Consistent with our compensation philosophy, we believe it is important that these awards have a performance component and that they are based in part on TSR. Individuals’ target award amounts are based on several factors including competitiveness as determined by data provided by FW Cook, job responsibilities, individual contributions, and future potential of the executive.
In 2019, the Compensation Committee granted (i) a long-term equity award to Mr. Bidzos consisting of 60% performance-based RSUs (“PSUs”) and 40% time-based RSUs and (ii) long-term equity awards to our other NEOs consisting of 50% PSUs and 50% time-based RSUs. The time-based RSUs provide strong retention value for our executive talent as they vest ratably over four years, subject to continued employment. They are also linked to increases in stockholder value creation as their value goes up or down with Verisign’s stock price. The performance metrics associated with the 2019 PSUs consist of two financial measures, each measured over a three-year performance period from January 1, 2019 through December 31, 2021: (i) compound annual growth rate (“CAGR”) of the Company’s operating income per share and (ii) TSR of Verisign stock compared to the TSR of the S&P 500 Index. The number of PSUs earned may range from 0% to 200% of the target award based on CAGR of operating income per share for the performance period, but no more than 100% of target may be earned unless the TSR of Verisign stock equals or outperforms the TSR of the S&P 500 Index for the performance period. We believe that these performance metrics coincide with the interests of our stockholders, create a long-term performance focus and complement the performance metrics underlying the Company’s short term annual cash incentive plan. The potential vesting of the 2019 PSUs at the end of the three-year performance period also provides a strong retention incentive.
These equity awards were granted to our NEOs on February 11, 2019 at a regularly scheduled Compensation Committee meeting. The Compensation Committee approved the total value of each equity award based on the factors discussed above. The target number of PSUs granted to each of our NEOs was determined by dividing the value of the PSUs portion of the NEO’s equity award by the closing stock price on the date of grant. The number of time-based RSUs

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Executive Compensation

granted to each of our NEOs was determined by dividing the value of the time-based RSUs portion of the NEO’s equity award by the closing stock price on the date of grant.
The chart below shows the equity awards granted to each NEO in February 2019:

	2019 Annual Equity Grants
Name	Total Market Value of Equity Grant (1)	Grant Date Fair Value per share	Time-based RSUs granted (2)	Target PSUs granted (3)
D. James Bidzos	$6,999,915	$170.53	16,419	24,629
Todd B. Strubbe	$2,759,858	$170.53	8,092	8,092
George E. Kilguss, III	$2,299,768	$170.53	6,743	6,743
Thomas C. Indelicarto	$1,399,710	$170.53	4,104	4,104

(1)	The total market value of the equity award is the combined value of PSUs and time-based RSUs based on grant date fair value per share.

(2)	25% vested on February 14, 2020, and the remainder vests ratably, 6.25% each quarter for three years thereafter.

(3)
The number of target PSUs granted represents shares that would be earned based on achievement at 100% of target. The performance period is January 1, 2019 through December 31, 2021. Vesting occurs after the performance achievement has been certified by the Compensation Committee and the Company has received an unqualified signed opinion on the Company’s financial statements for the year ending December 31, 2021 from its independent registered public accounting firm.

Vesting of PSUs Granted in 2017
In February 2017, the Compensation Committee granted PSUs with a performance period of January 1, 2017 through December 31, 2019 to our NEOs. The number of PSUs that could be earned ranged from 0% to 200% of the target award based on CAGR of operating income per share for the performance period, but no more than 100% of target could be earned unless the TSR on Verisign stock equaled or outperformed the TSR of the S&P 500 Index for the performance period. The threshold for the CAGR of operating income per share was 3.3% to earn awards of 10% of the PSUs granted. In order to receive an award of 100%, attainment of 7.3% CAGR of operating income per share was necessary. Attainment of at least 11.3% CAGR of operating income per share was necessary to earn awards of 200% of the PSUs granted. In February 2020, the Compensation Committee reviewed the extent of achievement against these performance goals for these PSUs. The CAGR of Operating Income per share for the performance period was 8.4% compared to the target of 7.3%. Verisign’s 142.5% TSR for the performance period was greater than the S&P 500 Index’s 50.1% TSR. This resulted in awards of 128% of target. The chart below shows the number of PSUs that were earned and vested in shares in February 2020 based on achievement of the performance goals for the performance period.

Name	Total PSUs Granted in 2017	Goal Achievement	Actual PSUs Earned and Vested in February 2020
D. James Bidzos	50,798	128%	65,021
Todd B. Strubbe	16,690	128%	21,363
George E. Kilguss, III	12,699	128%	16,254
Thomas C. Indelicarto	8,466	128%	10,836

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Executive Compensation

Vesting of Special PSUs Granted in 2016
In October 2015, the Compensation Committee approved special PSUs with a January 4, 2016 grant date and a performance period of January 1, 2016 through December 31, 2019 to our NEOs other than Mr. Strubbe, who had then recently joined our company in April 2015. These one-time stock awards were designed to serve as a retention tool and in recognition of each executive’s performance. The number of PSUs that could be earned ranged from 0% to 200% of the target award based on the extent to which Verisign’s annualized TSR outperformed the S&P 500 Index’s annualized TSR for the performance period. The minimum threshold for achievement was Verisign’s annualized TSR equaling or exceeding the S&P 500 Index’s TSR plus 1%, resulting in awards of 50% of the PSUs granted. In order to receive awards at 100% payout, Verisign’s annualized TSR had to equal or exceed the S&P 500 Index’s TSR plus 2%. The maximum for achievement was Verisign’s annualized TSR equaling or exceeding the S&P 500 Index’s TSR plus 4%, resulting in awards of 200% of the PSUs granted. In February 2020, the Compensation Committee reviewed the extent of achievement against this performance goal for these PSUs. Verisign’s annualized TSR of 20.8% for the performance period exceeded the S&P 500 Index’s annualized TSR plus 4%. This resulted in awards of 200% of target. The chart below shows the number of PSUs that were earned and vested in February 2020 based on achievement of the performance goal for the performance period.

Name	Total PSUs Granted in 2016	Goal Achievement	Actual PSUs Earned and Vested in February 2020
D. James Bidzos	29,779	200%	59,558
George E. Kilguss, III	5,955	200%	11,910
Thomas C. Indelicarto	5,955	200%	11,910
Other Features of our Executive Compensation Program
Stock Retention Policy: Our stock retention policy applies to our employees at the Senior Vice President level and above, officers who are subject to the provisions of Section 16 of the Exchange Act (“Section 16 Officers”), and board members.
Ownership levels are set as a multiple of base salary or annual retainer and are as follows:

•	Directors: 10x Annual Retainer

•	CEO: 6x Base Salary

•	Section 16 Officers, Executive Vice Presidents and Senior Vice Presidents, other than the CEO: 2x Base Salary
The stock retention policy requires participants to retain 50% of their shares received from equity awards (net of taxes) until they reach the required minimum ownership level, and that the required minimum number of shares must be held until six months after the participant ceases employment or board service with the Company. We believe requiring executives and board members to continue to retain stock after their service with the Company ceases aligns our executives’ interests with the long-term interests of our stockholders.
Insider Trading Policy: Our Insider Trading Policy prohibits employees (including our executives) and directors from buying or selling derivative securities related to our common stock, such as puts or calls. We believe derivative securities diminish the alignment of incentives between our employees and stockholders. Additionally, under our policy, our executives and directors may only purchase and sell our common stock during approved trading windows and after our Compliance Officer has pre-approved the transaction.
No Shorting, Hedging or Pledging Allowed: Our Insider Trading Policy prohibits employees (including our executives) and directors from (i) trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, other than a cashless exercise of an option through a broker, (ii) engaging in hedging or monetization transactions using our securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, or (iii) holding our securities in a margin account or otherwise pledging our securities as collateral.
Recovery of Incentive Compensation: The Compensation Committee has adopted an executive incentive compensation recovery policy that applies to annual and long-term incentive awards. The policy applies when there is an inaccurate financial statement, including statements of earnings, revenues, or gains or any other materially inaccurate calculation of a performance metric criterion, regardless of whether such inaccuracy was the subject of financial statement restatement. If, as a result of such inaccurate financial statement or calculation, certain executives received materially more incentive compensation than they would have had the correct financial statement or calculation been prepared at the time of the compensation award, the Compensation Committee shall (subject to the exception noted below) seek recovery of this

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overpayment. The recovery could occur either by limiting future awards or directly seeking repayment. The Compensation Committee may only determine not to seek recovery of such an overpayment if the direct costs of recovery are expected to exceed the amount of recovery. In the case of fraudulent, intentional, willful or grossly negligent misconduct by the recipient of an award, the Compensation Committee can attempt to recoup previous incentive awards paid regardless of when the awards were paid to the executive. If the inaccuracy is not the result of these circumstances, the Compensation Committee can only recover incentive awards that were incorrectly paid based on the inaccuracy if they were paid in the three years prior to the determination that the financial statement was inaccurate.
Equity Award Practices: The Compensation Committee approves all equity awards to our executives, the aggregate annual equity pool, employee grant guidelines, and all equity awards to eligible employees during the annual grant process, which generally takes place in February.
Benefits: We generally do not provide our executives with any benefits other than those provided to all of our other U.S.-based employees. All of our U.S.-based employees are eligible for medical, dental and vision insurance, life insurance, short and long-term disability, paid time off, an employee stock purchase plan, and a qualified 401(k) salary deferral plan. Although we do not generally provide perquisites to our executives, the Compensation Committee has approved the Company’s payment of filing fees incurred in connection with filings made by Mr. Bidzos under the Hart-Scott-Rodino Act that are required as a result of the appreciation in the Company’s stock price and the acquisition of shares under the Company’s equity compensation plans. The Compensation Committee considered this payment to be appropriate as it encourages Mr. Bidzos to continue to retain and acquire shares in the Company to further align is interests with the long-term interests of our stockholders.
Severance or Employment Agreements:  We generally do not enter into severance or employment agreements with our executives (except as described below), nor do we provide severance or other benefits following voluntary termination. However, the Compensation Committee may determine in special circumstances that providing such severance payments or benefits or entering into employment agreements is warranted in order to attract a potential executive or for other business considerations.
Change in Control and Retention Agreements:  We have entered into change in control and retention agreements with our executives. These agreements provide for change in control severance benefits and payments in the event the executive’s employment is terminated in connection with a change in control of the Company. These agreements are “double trigger” agreements which means the executives will only be eligible for payments under the agreements if both a change in control of the Company occurs and the executive’s employment is terminated without cause (or by the executive for good reason) within 24 months of the change in control.
The Compensation Committee believes these agreements are necessary to attract and retain executive talent and to remove any potential conflicts of interests of our executives when making decisions related to potentially beneficial corporate transactions. Each year, the Compensation Committee reviews the provisions of these agreements with FW Cook and makes adjustments as necessary to ensure alignment of executives’ interests with stockholders’ interests. FW Cook advised the Compensation Committee that the agreements were consistent with best practices, which include double trigger benefits, severance multiples less than or equal to 2x base salary and target bonus, and have no tax-gross up provision. Based on FW Cook’s analysis and the Compensation Committee’s review, no changes were made to the benefits provided under the agreements in 2019. The CEO’s change in control agreement provides for a severance payment of 2x his base salary and a bonus payment of 2x target bonus plus the cash equivalent of two years of continuation of health benefits if he participates in the Company’s health plans at the date of his termination. The other terms of his change in control agreement are the same as other executives. Additional details about these agreements, including potential payments, may be found in the “Potential Payments Upon Termination or Change in Control” section and the “Termination and Change in Control Benefit Estimates as of December 31, 2019” table elsewhere in this Proxy Statement.
Risk Assessment: In 2019, we performed a comprehensive assessment of our compensation policies and program design to determine whether risks arising under them would be likely to have a material adverse effect on the Company. The Compensation Committee, based on input from FW Cook and management, considered each element of our compensation programs and policies in our risk assessment and determined that none of our compensation policies and programs creates a risk that is reasonably likely to have a material adverse effect on the Company.
Limitations on Tax Deductibility of Executive Compensation and the Annual Incentive Compensation Plan: Section 162(m) of the Internal Revenue Code generally imposes a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to each NEO. Prior to the passage of the Tax Cuts and Jobs Act in 2017, there was an exception to this deductibility limitation if the compensation qualified as “performance-based” compensation under Section 162(m). In order to try to ensure that annual incentive bonuses paid to NEOs were considered performance-based compensation under Section 162(m), annual incentive bonuses paid to NEOs were

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subject to a maximum bonus amount and a performance goal under the stockholder-approved Annual Incentive Compensation Plan (the “AICP”). With the enactment of the Tax Cuts and Jobs Act, the performance-based compensation exception to the deductibility limitation is generally no longer available. Nevertheless, for 2019, annual incentive bonuses paid to NEOs remained subject to a maximum bonus amount and a performance goal under the AICP. Under the AICP, for 2019, assuming the performance goal was met, each NEO could be awarded a maximum bonus of 300% of the NEO’s target bonus (but no more than $5 million), subject to the Compensation Committee’s discretion to award bonuses in lesser amounts. The 2019 performance goal under the AICP was the Company’s achievement of non-GAAP operating income in excess of $50 million. For 2019, this performance goal was achieved and the Compensation Committee exercised its discretion to award bonuses below the maximum amount permitted under the AICP as described above under Annual Incentive Bonus. The Compensation Committee retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible.
Compensation Committee Report
The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is submitted by the Compensation Committee

Louis A. Simpson (Chairperson)
Thomas F. Frist III
Jamie S. Gorelick
Timothy Tomlinson

 Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2019 were Louis A. Simpson, Thomas F. Frist III, Jamie S. Gorelick and Timothy Tomlinson. All of the members of the Compensation Committee during 2019 were independent directors, and none of the members of the Compensation Committee during 2019 were employees or officers or former officers of Verisign during the prior three years, as required for director independence under the applicable Nasdaq rules. No executive officer of Verisign has served on the Compensation Committee (or other board committee performing equivalent functions, if any) or the board of directors of another entity, one of whose executive officers served as a member of the Compensation Committee of Verisign during 2019; and no executive officer of Verisign has served on the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of our Board during 2019.

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Summary Compensation Table
The following table sets forth certain summary information concerning the compensation of our NEOs for 2019, 2018 and 2017.
SUMMARY COMPENSATION TABLE

Named Executive Officer and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
D. James Bidzos	2019	925,000	6,999,915	1,098,438	720	9,024,073
Executive Chairman and Chief Executive Officer	2018	913,461	6,999,855	1,248,750	45,720	9,207,786
	2017	842,308	6,999,937	1,105,000	7,068	8,954,313

Todd B. Strubbe	2019	562,692	2,759,858	483,075	10,220	3,815,845
President and Chief Operating Officer	2018	550,000	2,759,828	475,200	9,970	3,794,998
	2017	550,000	2,759,858	457,600	8,820	3,776,278

George E. Kilguss, III	2019	521,154	2,299,768	405,000	10,220	3,236,142
Executive Vice President, Chief Financial Officer	2018	496,154	2,199,900	405,000	9,964	3,111,018
	2017	475,000	2,099,907	400,000	8,784	2,983,691

Thomas C. Indelicarto	2019	450,000	1,399,710	360,000	648	2,210,358
Executive Vice President, General Counsel and Secretary	2018	446,154	1,399,816	400,000	642	2,246,612
	2017	425,000	1,399,938	350,000	7,068	2,182,006

(1)	Includes, where applicable, amounts electively contributed by each NEO under our 401(k) Plan.

(2)
Amounts shown represent the aggregate grant date fair value, which is based on the closing share price on the date of the grant. Amounts for PSUs, which are subject to performance and market conditions, are based upon the probable outcome of the performance conditions as of the grant date of the award. Amounts shown for 2019 include the following for PSUs: Mr. Bidzos, $4,199,983; Mr. Strubbe, $1,379,929; Mr. Kilguss, $1,149,884; and Mr. Indelicarto, $699,855. Grant date fair value for PSUs granted in 2019, at the maximum achievement level (i.e., 200% payout) would be 165% of the amounts for each executive, calculated using a Monte Carlo simulation model.

(3)	Amounts shown are for non-equity incentive plan compensation earned during the year indicated but paid in the following year.

(4)
Amounts in “All Other Compensation” for 2019 includes, where applicable, matching contributions made by the Company to the VeriSign, Inc. 401(k) Plan, wellness incentive payment, life insurance payments, and accidental death and dismemberment insurance payments.

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Grants of Plan-Based Awards in 2019
The following table shows all plan-based awards granted to our NEOs for 2019 under annual and long-term plans.
GRANTS OF PLAN-BASED AWARDS IN 2019(1)

Named Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
D. James Bidzos	N/A	289,063	1,156,250	3,468,750
	2/11/2019				2,463	24,629	49,258		4,199,983
	2/11/2019							16,419	2,799,932
Todd B. Strubbe	N/A	127,125	508,500	1,525,500
	2/11/2019				809	8,092	16,184		1,379,929
	2/11/2019							8,092	1,379,929
George E. Kilguss, III	N/A	105,000	420,000	1,260,000
	2/11/2019				674	6,743	13,486		1,149,884
	2/11/2019							6,743	1,149,884
Thomas C. Indelicarto	N/A	90,000	360,000	1,080,000
	2/11/2019				410	4,104	8,208		699,855
	2/11/2019							4,104	699,855

(1)
Each of our NEOs received an annual cash bonus under the AICP and VPP and received long-term incentive compensation under the 2006 Plan as described in “Compensation Discussion and Analysis” elsewhere in this Proxy Statement.

(2)
Each of our NEOs was awarded PSUs on February 11, 2019, to be earned based on Company performance and subject to a relative TSR achievement threshold in 2021 and determination to be made after the end of 2021.

(3)	The RSU awards vested 25% of the total award on February 15, 2020 and the remainder vests 6.25% of the total award each quarter thereafter, until fully vested.

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 Outstanding Equity Awards at 2019 Year-End
The following table shows all outstanding equity awards held by our NEOs at the end of 2019 granted under the 2006 Plan.
OUTSTANDING EQUITY AWARDS AT 2019 YEAR-END

		Stock Awards
Named Executive Officer	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)
D. James Bidzos	01/04/2016			59,558	(3)	11,475,635
	02/17/2016	1,995	384,397
	02/14/2017	10,580	2,038,554
	02/14/2017			65,021	(4)	12,528,246
	02/13/2018	14,243	2,744,341
	02/13/2018			75,968	(5)	14,637,514
	02/11/2019	16,419	3,163,613
	02/11/2019			24,629	(6)	4,745,516

Todd B. Strubbe	02/17/2016	1,059	204,048
	02/14/2017	5,215	1,004,826
	02/14/2017			21,363	(4)	4,116,223
	02/13/2018	7,020	1,352,614
	02/13/2018			24,960	(5)	4,809,293
	02/11/2019	8,092	1,559,167
	02/11/2019			8,092	(6)	1,559,167

George E. Kilguss, III	01/04/2016			11,910	(3)	2,294,819
	02/17/2016	805	155,107
	02/14/2017	3,966	764,169
	02/14/2017			16,254	(4)	3,131,821
	02/13/2018	5,594	1,077,852
	02/13/2018			19,896	(5)	3,833,561
	02/11/2019	6,743	1,299,241
	02/11/2019			6,743	(6)	1,299,241

Thomas C. Indelicarto	01/04/2016			11,910	(3)	2,294,819
	02/17/2016	537	103,469
	02/14/2017	2,645	509,639
	02/14/2017			10,836	(4)	2,087,880
	02/13/2018	3,559	685,748
	02/13/2018			12,660	(5)	2,439,329
	02/11/2019	4,104	790,759
	02/11/2019			4,104	(6)	790,759

(1)	The RSU award vests 25% of the total award on approximately the first anniversary of the date of grant and then vests 6.25% of the total award each quarter thereafter until fully vested.

(2)	The market value is calculated by multiplying the number of shares by the closing price of our common stock on December 31, 2019, which was $192.68 per share.

(3)
Awards of PSUs were granted on January 4, 2016, to be earned based on achievement of specified levels of TSR of Verisign stock compared to the TSR of the S&P 500 Index over a four-year performance period. Performance criteria were achieved at the maximum 200% of target and as such, these PSUs vested on the date the Company received an unqualified signed opinion on the Company’s financial statements from its independent registered public accounting firm, February 14, 2020.

(4)
Awards of PSUs were granted on February 14, 2017, to be earned based on Company performance in 2017, 2018 and 2019. Performance criteria were achieved at 128% of target and as such, these PSUs vested on the date the Company received an unqualified signed opinion on the Company’s financial statements from its independent registered public accounting firm on February 14, 2020.

(5)
Awards of PSUs were granted on February 13, 2018, to be earned based on Company performance in 2018, 2019 and 2020 and determination to be made after the end of 2020. The number of shares shown reflects achievement of the maximum performance level based on Company performance and relative TSR of Verisign stock compared to the TSR of the S&P 500 for 2018 and 2019.

(6)
Awards of PSUs were granted on February 11, 2019, to be earned based on Company performance in 2019, 2020 and 2021 and determination to be made after the end of 2021. The number of shares shown reflects achievement of the target performance level based on Company performance and relative TSR of Verisign stock compared to the TSR of the S&P 500 for 2019.

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Stock Vested in 2019
The following table shows all stock awards vested and the value realized upon vesting by our NEOs during 2019. No stock options were exercised by any of our NEOs during 2019.
STOCK VESTED IN 2019

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
D. James Bidzos	124,711	22,287,714
Todd B. Strubbe	49,211	8,860,012
George E. Kilguss, III	39,452	7,061,714
Thomas C. Indelicarto	26,239	4,703,625

(1)	The value realized upon vesting is calculated by multiplying the number of shares that vested by the closing price of our common stock on the vesting date.

Potential Payments Upon Termination or Change in Control
Except as described below, we have no formal severance program for our NEOs, each of whom may be terminated at any time at the discretion of the Board.
Treatment of Equity Upon Death or Disability or Termination for any Other Reason
In the event of termination due to death or disability, outstanding equity awards will be treated as follows:

•	Time-based RSUs – unvested RSUs shall accelerate in full according to the terms in the applicable award agreements; and

•
PSUs – If such termination occurs during the applicable performance period and before the conclusion of such performance period, then such PSUs will accelerate based on the target achievement level; if such termination occurs after the conclusion of the applicable performance period and before the award for such performance period has been paid, then the PSUs will fully accelerate based upon the actual achievement level.

In the event of a termination for any other reason, all unvested equity awards are forfeited for no consideration.
Change in Control Agreements
Each of our executives is party to a change in control and retention agreement (the “CIC Agreements”). Under the CIC Agreements, each of the executives is entitled to receive severance benefits if, within the twenty-four months following a “change in control” (or under certain circumstances, during the six-month period preceding a change in control), the executive’s employment is terminated by the Company or its successor without “cause” or by the executive for “good reason” (referred to as a “qualified termination”). The terms and conditions of the CIC Agreements are described below.
Under the CIC Agreements, “change in control” means:
(a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or its subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly (excluding, for purposes of this Section, securities acquired directly from the Company), of securities of the Company representing at least thirty-five percent (35%) of (A) the then-outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;
(b) the consummation of a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), directly or indirectly, at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
(c) a change in the composition of the Board occurring within a 24-month period, as a result of which fewer than a majority of the directors are incumbent directors;

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(d) the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect); or
(e) stockholder approval of the dissolution or liquidation of the Company.
Under the CIC Agreements, “cause” means:
(a) an executive’s willful and continued failure to substantially perform the executive’s duties after written notice providing the executive with ninety (90) days from the date of the executive’s receipt of such notice in which to cure;
(b) conviction of (or plea of guilty or no contest to) the executive for a felony involving moral turpitude;
(c) an executive’s willful misconduct or gross negligence resulting in material harm to the Company; or
(d) an executive’s willful violation of the Company’s policies resulting in material harm to the Company.
Under the CIC Agreements, “good reason” means:
(a) a change in the executive’s authority, duties or responsibilities that is inconsistent in any material and adverse respect from the executive’s authority, duties and responsibilities immediately preceding the change in control;
(b) a reduction in the executive’s base salary compared to the executive’s base salary immediately preceding the change in control, except for an across-the-board reduction of not more than ten percent (10%) of base salary applicable to all senior executives of the Company;
(c) a reduction in the executive’s bonus opportunity of five percent (5%) or more from the executive’s bonus opportunity immediately preceding the change in control, except for an across-the-board reduction applicable to all senior executives of the Company;
(d) a failure to provide the executive with long-term incentive opportunities that in the aggregate are at least comparable to the long-term incentives provided to other senior executives at the Company;
(e) a reduction of at least 5% in aggregate benefits that the executive is entitled to receive under all employee benefit plans of the Company following a change in control compared to the aggregate benefits the executive was eligible to receive under all employee benefit plans maintained by the Company immediately preceding the change in control;
(f) a requirement that the executive be based at any office location more than 40 miles from the executive’s primary office location immediately preceding the change in control, if such relocation increases the executive’s commute by more than ten (10) miles from the executive’s principal residence immediately preceding the change in control; or
(g) the failure of the Company to obtain the assumption of the agreement from any successor as provided in the agreement.
Under the CIC Agreements, “incumbent director” means: directors who either (i) are directors as of the date of the CIC Agreement, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the incumbent directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).
If a change in control occurs and the executive officer experiences a qualifying termination and timely delivers a general release agreement, the CIC Agreements provide that Verisign will make the following payments and provide the following benefits to the executive officer (subject to a six month delay if and to the extent required by the deferred compensation rules set forth in and promulgated under Section 409A of the Internal Revenue Code):

•	a lump sum equal to the pro rata target bonus for the year in which the executive officer was terminated;

•
a lump sum equal to a specified multiple of the sum of (i) the executive officer’s annual base salary plus (ii) the average of the executive officer’s target annual bonus amount for the last three full fiscal years prior to a change in control, or, if the executive officer was employed by the Company for fewer than three full fiscal years preceding the fiscal year in which the change in control occurs, the average target bonus for the number of full fiscal years the executive officer was employed by the Company before the change in control or the target bonus for the fiscal year in which the change in control occurs if the executive officer was not eligible to receive a bonus from the Company during any of the prior three fiscal years; the applicable multiples are 200% of the annual base salary and bonus for the CEO and 100% of the annual base salary and bonus for other executive officer participants;

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•
if the executive elects to continue medical coverage under COBRA, reimbursement of the total cost of the executive’s premiums that would be required to provide health insurance coverage, for 24 months for the CEO and for 12 months for all other executives;

•
immediate acceleration of vesting of all of the executive officer’s unvested stock options and RSUs; however, if the consideration to be received by stockholders of the Company in connection with the change in control consists of substantially all cash or if the stock options and RSUs held by the executive officer are not assumed in the change in control, then all of the executive officer’s then-unvested and outstanding stock options and RSUs shall vest immediately prior to the change in control regardless of whether or not there is a termination of employment in connection therewith; and

•	if PSUs are accelerated, and the performance period has not been completed, the amount payable is computed as if the performance has been satisfied at the target level.
In addition, the CIC Agreements include the following terms and conditions:

•
to the extent any change in control payments or benefits are characterized as excess parachute payments within the meaning of Section 4999 of the Internal Revenue Code, and such characterization would subject the executive officer to a federal excise tax due to that characterization, the executive officer’s termination benefits will be reduced to an amount so that none of the amounts payable constitute excess parachute payments if this would result in the executive officer’s receipt, on an after-tax basis, of the greatest amount of termination and other benefits, after taking into account applicable federal, state and local taxes, including the excise tax under Section 4999 of the Internal Revenue Code;

•
an initial term ending on August 24, 2012 and automatic renewal for one-year periods thereafter unless the Board terminates the CIC Agreement at least 90 days before the end of the then-current term, provided that such termination shall not be effective until the last day of the then-current term; and

•	the executive officer is prohibited from soliciting employees of Verisign or competing against Verisign for a period of twelve months following termination.
The following table shows the equity awards that would have vested for our NEOs as of December 31, 2019, as well as the additional cash compensation payable to our NEOs, if any, under the change in control and termination scenarios described above. The value of the accelerated equity is based on the closing price of our common stock on December 31, 2019, which was $192.68 per share.
Termination and Change in Control Benefit Estimates as of December 31, 2019

	Value of Cash and Continued Health Benefits ($)(1)	Value of Accelerated Stock Awards ($)
Named Executive Officer	Change in Control plus Qualifying Termination	Death, Disability or Change in Control plus Qualifying Termination(2) (3)
D. James Bidzos	5,267,159	35,920,754
Todd B. Strubbe	1,546,218	11,300,297
George E. Kilguss, III	1,343,558	10,106,644
Thomas C. Indelicarto	1,163,486	6,878,676

(1)
To the extent any payments made or benefits provided upon termination of an executive officer’s employment constitute deferred compensation subject to Section 409A of the Internal Revenue Code, payment of such amounts or provision of such benefits will be delayed for six months after the executive officer’s separation from service if and to the extent required under Section 409A.

(2)
If the equity awards held by the executive are not assumed upon a change in control or the consideration to be received by stockholders consists of substantially all cash, then all such equity awards shall have their vesting and exercisability accelerated in full immediately prior to the change in control regardless of whether there is a qualifying termination.

(3)
All unvested PSUs included in the amounts accelerated are shown at the target achievement levels as achievement of the performance criteria had not been certified by the Compensation Committee as of December 31, 2019.

VeriSign, Inc. | 2020 Proxy Statement | 36

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2019.

	Equity Compensation Plan Information
	(A)	(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders (2)	876,534	$0.00	11,218,189	(3)
Equity compensation plans not approved by stockholders	—	$—	—
Total	876,534	$0.00	11,218,189

(1)
Only includes shares subject to RSUs outstanding as of December 31,2019 that were issued under the 2006 Plan. Excludes purchase rights accruing under the 2007 Employee Stock Purchase Plan (the “2007 Purchase Plan”), which has a remaining stockholder-approved reserve of 3,139,655 shares as of December 31, 2019. There are no outstanding options or warrants.

(2)	Includes the 2006 Plan and the 2007 Purchase Plan.

(3)
Consists of shares available for future issuance under the 2006 Plan and the 2007 Purchase Plan. As of December 31, 2018, an aggregate of 8,078,534 shares and 3,139,655 shares of common stock were available for issuance under the 2006 Plan and the 2007 Purchase Plan, respectively, including 54,219 shares purchased under the 2007 Purchase Plan in January 2019. In addition to options and RSUs, shares can be granted under the 2006 Plan pursuant to stock appreciation rights, restricted stock awards, stock bonuses and performance shares.

VeriSign, Inc. | 2020 Proxy Statement | 37

CEO Pay Ratio

CEO PAY RATIO
As required by Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO, Mr. Bidzos, to the annual total compensation of our median employee. For 2019, the annual total compensation of the median employee was $180,475, and the annual total compensation of our CEO, as reported in the Summary Compensation Table in “Executive Compensation” elsewhere in this Proxy Statement, was $9,024,073.
Based on this information for 2019, the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 50:1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with applicable rules of the SEC using the data and assumptions summarized below. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The 2019 median employee was determined based on the total 2019 target direct compensation for all our employees (other than our CEO), who were employed as of December 31, 2019, consistent with the approach taken in the 2018 CEO Pay Ratio determination. For purposes of this pay ratio, we defined target direct compensation as the sum of annual base salary determined as of December 31, 2019, target annual bonus for the 2019 performance year, and the grant date value of annual equity grants in 2019. We applied our compensation measure consistently to all of our employees. Salaries for international employees were converted to U.S. dollars based on the applicable foreign exchange rates as of December 31, 2019. Once we identified our 2019 median employee, we then determined that employee’s annual total compensation in the same manner that we determine the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed above. This annual total compensation amount for our median employee was then compared to the 2019 total compensation of our CEO as reported in the Summary Compensation Table to determine the pay ratio.

VeriSign, Inc. | 2020 Proxy Statement | 38

Policies and Procedures with Respect to Transactions with Related Persons

POLICIES AND PROCEDURES WITH RESPECT TO TRANSACTIONS WITH RELATED PERSONS
Our Audit Committee has approved a written Policy for Entering into Transactions with Related Persons (the “Related Person Transaction Policy”), which sets forth the requirements for review, approval or ratification of transactions between our company and “related persons,” as such term is defined under Item 404 of Regulation S-K.
The Related Person Transaction Policy requires the Audit Committee to review, approve or ratify the terms of any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (i) Verisign was or is to be a participant, (ii) the amount involved exceeds $120,000, and (iii) a related person has or will have a direct or indirect material interest (“Related Person Transaction”), except for those transactions, arrangements or relationships specifically listed in the Related Person Transaction Policy as not requiring approval or ratification by the Audit Committee. In determining whether to approve or ratify a Related Person Transaction, the Audit Committee is required to take into account, among other factors it deems appropriate, whether the Related Person Transaction terms are no more favorable to the related person than terms generally available to an unaffiliated third-party under the same or similar circumstances and the materiality of the related person’s direct or indirect interest in the transaction. A related person who has a relationship with a company that engages in a transaction with Verisign is not deemed to have an indirect material interest in that transaction where the person’s only relationship is as a director or beneficial owner of less than 10% of that company’s equity interests.
The Related Person Transaction Policy requires prior approval of the Audit Committee for the following Related Person Transactions:

•
Any Related Person Transaction to which a related person is a named party to the underlying agreement or arrangement, provided that certain agreements or arrangements between Verisign and a related person concerning employment and any compensation solely resulting from employment or concerning compensation as a member of the Board that have, in each case, been entered into or approved in accordance with policies of Verisign is not subject to prior approval of the Audit Committee;

•
Any Related Person Transaction involving an indirect material interest of a related person where the terms of the agreement or arrangement are not negotiated on an arm’s length basis or where the Related Person Transaction is not a transaction in the ordinary course of business; and

•	Any Related Person Transaction where the total transaction value exceeds $1,000,000.
On a quarterly basis, the Audit Committee is required to review and, if determined by the Audit Committee to be appropriate, ratify any Related Person Transactions not requiring prior approval of the Audit Committee under the Related Person Transaction Policy.
In the event that Verisign proposes to enter into a transaction with a related person who is a member of the Audit Committee or an immediate family member of a member of the Audit Committee, prior approval by a majority of the disinterested members of the Board is required. No Audit Committee member nor his or her immediate family member, who is a party to a proposed transaction, may participate in any discussion or approval of such transaction, except to provide all material information concerning the Related Person Transaction.
The following Related Person Transactions do not require approval or ratification by the Audit Committee:

•	Payment of compensation to executive officers in connection with their employment with Verisign, provided that the compensation has been approved in accordance with policies of Verisign.

•	Remuneration to directors in connection with their service as a member of the Board, provided that the remuneration has been approved in accordance with policies of Verisign.

•	Reimbursement of expenses incurred in exercising duties as an officer or director of Verisign, provided that the reimbursement has been approved in accordance with Verisign’s policies.

•	Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•
Any transaction involving a related person where the rates or charges involved are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•
Any transaction where the related person’s interest arises solely from the ownership of Verisign’s common stock and all holders of Verisign’s common stock received the same benefit on a pro rata basis (e.g., dividends).

VeriSign, Inc. | 2020 Proxy Statement | 39

Policies and Procedures with Respect to Transactions with Related Persons

There are no transactions required to be reported under Item 404(a) of Regulation S-K where the Related Person Transaction Policy did not require review, approval or ratification, or where the Related Person Transaction Policy was not followed during 2019.

VeriSign, Inc. | 2020 Proxy Statement | 40

Certain Relationships and Related Transactions

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since January 1, 2019, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we or any of our subsidiaries are or were to be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer or beneficial holder of more than 5% of the common stock of Verisign or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

VeriSign, Inc. | 2020 Proxy Statement | 41

Proposal No. 3—Ratification of Selection of Independent Registered Public Accounting Firm

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2020, and, as a matter of good corporate governance, our stockholders are being asked to ratify this selection. A representative of KPMG LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if he or she desires to do so and is expected to be available to respond to appropriate questions.

The Board Recommends a Vote FOR the Ratification of the Selection of KPMG LLP as our
Independent Registered Public Accounting Firm for the Year Ending December 31, 2020.

VeriSign, Inc. | 2020 Proxy Statement | 42

Principal Accountant Fees and Services

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table presents fees billed for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2019 and December 31, 2018, and fees billed for other services provided by KPMG LLP, in each of the last two completed years.

	2019 Fees	2018 Fees
Audit fees(1)	$1,630,734	$1,634,002
Audit-related fees	—	—
Tax fees (2)	23,894	—
All other fees	—	—
Total Fees	$1,654,628	$1,634,002

(1)
Audit fees consist of fees for the integrated audit of the Company’s annual financial statements, the review of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements for those years.

(2)	Tax fees consist principally of technical tax advice.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Per the Audit Committee’s Charter, the Audit Committee, or a designated member of the Audit Committee, pre-approved all audit and permissible non-audit services provided by the independent registered public accounting firm. These services included audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
Report of the Audit Committee
The Audit Committee is composed of three directors who meet the independence and experience requirements of the listing rules of The Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the board of directors (the “Board”) of VeriSign, Inc. (“Verisign”). The members of the Audit Committee are Messrs. Tomlinson (Chairperson), Ms. Cote, and Mr. Moore. The Audit Committee met five times during 2019.
Management is responsible for the preparation, presentation and integrity of Verisign’s financial statements, accounting and financial reporting principles and internal controls and processes designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting standards and applicable laws and regulations (the “Internal Controls”). The independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of Verisign’s consolidated financial statements and the effectiveness of Verisign’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing reports thereon.
The Audit Committee is responsible for oversight of Verisign’s financial, accounting and reporting processes and its compliance with significant applicable legal and regulatory requirements. The Audit Committee is also responsible for the appointment, compensation and oversight of Verisign’s independent registered public accounting firm, including (i) annually evaluating the independent registered public accounting firm’s qualifications and performance, (ii) annually reviewing and confirming the independent registered public accounting firm’s independence, (iii) reviewing and approving the planned scope of the annual audit, (iv) overseeing the audit work of the independent registered public accounting firm, (v) reviewing and pre-approving any non-audit services that may be performed by the independent registered public accounting firm, which are considered in the evaluation of the independent registered public accounting firm’s independence, (vi) annually reviewing with management and the independent registered public accounting firm the adequacy of Verisign’s Internal Controls, (vii) annually reviewing Verisign’s critical accounting policies, and the application of accounting principles, and (viii) overseeing the conduct of the annual audit, including the oversight of the resolution of any issues identified by the independent registered public accounting firm. In evaluating the independent registered public accounting firm’s qualifications and performance and considering the independent registered public accounting firm for appointment, the Audit Committee considers the firm’s, as well as the engagement team’s, quality of audit services (including its knowledge, skill and experience), its global capabilities and technical resources, the reasonableness of its

VeriSign, Inc. | 2020 Proxy Statement | 43

Principal Accountant Fees and Services

fees, its communications with the Audit Committee, its independence, objectivity and professional skepticism, its knowledge of Verisign and its tenure as Verisign’s independent registered public accounting firm as well as regulatory reviews of the firm and the firm’s responses thereto. As part of this evaluation, the Audit Committee considers information provided by the firm as well as from management, including from the Chief Financial Officer, Controller and Vice President of Internal Audit.
To ensure the independence of Verisign’s independent registered public accountant, the Audit Committee has received from KPMG the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG their independence. In addition, we follow the applicable laws, rules and regulations regarding the rotation of audit partners, including Rule 2-01 of Regulation S-X. The Audit Committee is involved in the selection of the audit partner when a rotational change is required.
During 2019, the Audit Committee met privately with KPMG to discuss the results of the audit, evaluations by the independent registered public accounting firm of Verisign’s Internal Controls, and the quality of Verisign’s financial reporting. In addition, during its regularly scheduled meetings, the Audit Committee met privately with each of Verisign’s Chief Financial Officer, General Counsel and Compliance Officer, and Vice President of Internal Audit to discuss various legal, accounting, auditing and internal control matters.
The Audit Committee has reviewed and discussed the audited consolidated financial statements contained in Verisign’s Annual Report on Form 10-K for the year ended December 31, 2019 with management. This review included a discussion of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that Verisign’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with KPMG.
The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission (the “SEC”).
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Verisign’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.
This report is submitted by the Audit Committee

Timothy Tomlinson (Chairperson)
Kathleen A. Cote
Roger H. Moore

VeriSign, Inc. | 2020 Proxy Statement | 44

Proposal No. 4—Stockholder Proposal to Permit Stockholder Action by Written Consent

PROPOSAL NO. 4
STOCKHOLDER PROPOSAL TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT
John Chevedden has submitted a stockholder proposal for consideration at the Annual Meeting. Mr. Chevedden’s address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. We have been notified that Mr. Chevedden has continuously owned no fewer than 200 shares of our common stock since October 1, 2018. If properly presented at the Annual Meeting, the Board unanimously recommends a vote “AGAINST” the following proposal. The affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the stockholder proposal. Mr. Chevedden has requested that the proposal set forth in the box below be presented for a vote at the Annual Meeting:

Proposal 4 - Adopt a Mainstream Shareholder Right - Written Consent
Shareholders request that our board of directors take the steps necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. This written consent is to give shareholders the fullest power to act by written consent consistent with applicable law. This includes shareholder ability to initiate any appropriate topic for written consent.
Hundreds of major companies enable shareholder action by written consent. This proposal topic won majority shareholder support at 13 large companies in a single year. This included 67%-support at both Allstate and Sprint. This proposal topic also won 63%-support at Cigna Corp. (CI) in 2019. This proposal topic would have received higher votes than 63% to 67% at these companies if more shareholders had access to independent proxy voting advice.
Our high 25% threshold for shareholders to call a special meeting (25% threshold in a net long position held continuously for at least one year) has bureaucratic pitfalls. Such pitfalls can trigger minor shareholder errors that could mean that 70% of shares would need to ask for a special meeting in order to be sure of obtaining the 25% threshold after subtracting submissions with errors. One can be sure that management will have an eagle eye to spot any errors.
The right for shareholders to act by written consent is gaining acceptance as a more important right than the right to call a special meeting. This also seems to be the conclusion of the Intel Corporation (INTC) shareholder vote at the 2019 Intel annual meeting.
The directors at Intel apparently thought they could divert shareholder attention away from written consent by making it easier for shareholders to call a special meeting. However Intel shareholders responded with greater support for written consent in 2019 compared to 2018.
After a 45%-vote (less than a majority vote) for a written consent shareholder proposal The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019.
Perhaps BK is starting a new trend in recognizing that a 45%-vote represents a majority vote from the shares that have access to independent proxy voting advice.
Written consent won 44%-support at Capital One Financial Corporation (COF) in 2018 and this increased to 56% support in 2019. Written consent won 47%-support at United Rentals, Inc. (URI) in 2018 and this increased to 51%-support in 2019. Written consent won 43%-support at Flowserve Corporation (FLS) in 2018 and this increased to 51%-support in 2019.
Please vote yes:

Adopt a Mainstream Shareholder Right - Written Consent - Proposal 4

The Board recommends a vote “AGAINST” this proposal:
The Board is committed to sound corporate governance policies and practices, which allow stockholders the meaningful ability to voice their opinions, hold directors accountable, and promote long-term growth for shareholders. After carefully reviewing this proposal, the Board believes that adopting the proposal would not be in the best interest of our stockholders and recommends voting “AGAINST” this proposal.
Matters Requiring Stockholder Approval Should Be Presented To, and Voted On, By All Stockholders. In order to allow all stockholders equal time and opportunity to consider and act upon any matter requiring stockholder approval, the Board believes that all matters should be presented and considered at an annual or special meeting of stockholders. Unlike matters presented for a vote at a stockholder meeting, stockholder action by written consent may deprive stockholders of the opportunity to receive accurate and complete information about the subject of the action by written consent as written consent does not require communication to all stockholders. Written consent may therefore deny stockholders the ability to participate and deliberate transparently in major decisions affecting the Company and stockholders’ interests. A stockholder seeking action by written consent may attempt to solicit the fewest possible stockholders to take action, rather than seeking input from all stockholders, and may rely on consents obtained from some

VeriSign, Inc. | 2020 Proxy Statement | 45

Proposal No. 4—Stockholder Proposal to Permit Stockholder Action by Written Consent

stockholders before other stockholders have had the ability to evaluate a proposal, express their views, and vote. Action by written consent thereby can disenfranchise stockholders who do not have the opportunity to vote. In contrast, when stockholders act at a special or annual meeting of stockholders, all stockholders receive advance notice of the meeting and have clearly established times during which they can evaluate the issues, engage with the Company and other stockholders, communicate their views, and vote. Moreover, permitting stockholder action by written consent could create confusion and disruption, as multiple stockholders could solicit written consents at any time on a wide range of issues, which may duplicate or conflict with other proposals. Because of these concerns, approximately 70% of the 468 S&P 500 companies surveyed by FactSet either prohibit stockholders to act by written consent or only permit action by unanimous stockholder written consent.
Stockholders Owning 25% of Our Shares Have the Meaningful Ability to Call a Special Meeting of Stockholders Outside of the Annual Meeting Cycle. One or more stockholders owning 25% or more of our outstanding common stock already may call a special meeting of stockholders. A special meeting permits stockholders to vote on matters in between annual meetings. Unlike action by written consent, a special meeting of stockholders allows all stockholders to receive information about the proposed action in a transparent manner and to participate collectively in a single meeting. The ability of 25% of our outstanding shares to call a special meeting represents a significant right for our stockholders. Our 25% special meeting threshold is the same as, or more favorable to stockholders than, the special meeting rights at approximately 75% of the 468 S&P 500 companies surveyed by FactSet, as well as most of our peers. In addition, based on current public disclosures, the 25% special meeting threshold could be met by as few as three stockholders.
Stockholders Owning 3% of Our Shares Already Have the Ability to Nominate Director Candidates for Election to the Board Through Our Proxy Access Bylaw. In 2016, the Board adopted a market-standard proxy access Bylaw right. This provision allows stockholders owning 3% or more of our outstanding common stock for three years the right to nominate director candidates constituting up to 20% of our Board, and to have those nominees included in our proxy materials. This proxy access right complements the ability of stockholders to call a special meeting to voice their views in a way that is less onerous than the proposal’s written consent, which would require proposed actions to be approved by holders of at least a majority (or higher if required by Delaware law or our certificate of incorporation) of our outstanding shares.
Our Other Governance Policies Empower Stockholders and Promote Board Accountability. The Board is committed to good corporate governance and has adopted policies and practices that provide our stockholders with additional opportunities to have their voices heard, hold directors accountable, and encourage effective, independent Board oversight of Company management:

•	Annual Election of Directors. All directors are elected annually, and stockholders can remove directors with or without cause.

•	Majority Voting for Election of Directors. We have adopted a majority voting standard for the election of directors in uncontested elections.

•	Stockholder Engagement with the Board. Stockholders can communicate directly with the Board as a whole or with individual directors.

•
Independent Board Leadership. All but one director on the Board are independent, as defined under Nasdaq’s director independence standards. Independent directors thus compose 87.5% of the Board, well above the majority required by Nasdaq. In addition, we have a Lead Independent Director with robust duties.

•
Independent Board Committees. All members of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee are independent directors. This entrusts oversight of critical matters to independent directors, such as the integrity of our financial statements, the evaluation of the Board and its committees, and the compensation of executive officers.

The Board Recommends a Vote AGAINST this Stockholder Proposal for the Reasons Discussed Above.

VeriSign, Inc. | 2020 Proxy Statement | 46

Other Information

OTHER INFORMATION
Stockholder Proposals and Nominations for the 2021 Annual Meeting of Stockholders
We strongly encourage any stockholder interested in submitting a stockholder proposal to contact our Secretary in advance of the applicable deadline described below to discuss the proposal. Our Corporate Governance and Nominating Committee reviews all stockholder proposals and makes recommendations to the Board for action on such proposals. For information on recommending individuals for consideration as director nominees, see “Corporate Governance—Corporate Governance and Nominating Committee” elsewhere in this Proxy Statement.
We engage in a continuous quality improvement approach to corporate governance practices. We monitor and evaluate trends and events in corporate governance and compare and evaluate new developments against our current practices; we understand that corporate governance is not in a static state with regard to numerous topic areas. We seek and receive input from stockholders and other commentators on our practices and policies, and our Board and our Corporate Governance and Nominating Committee consider this input when reviewing proposals to change practices or policies.
Proposals for Inclusion in Proxy Statement
Under Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for our 2021 Annual Meeting of Stockholders (other than nominees for director). These stockholder proposals must comply with Rule 14a-8 and must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8, to our Secretary at VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than 6:00 p.m. Eastern Time on December 10, 2020. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement for our 2021 Annual Meeting of Stockholders.
Director Nominations for Inclusion in Proxy Statement (Proxy Access)
Our Bylaws permit a stockholder (or a group of up to 20 stockholders) that has continuously owned at least 3% of the outstanding shares of our common stock entitled to vote in the election of directors for at least three years, to nominate and include in our proxy statement for an annual meeting of stockholders up to the greater of two individuals or 20% of the number of the directors then in office so long as the nominating stockholder(s) and the nominee(s) satisfy the eligibility, procedural and disclosure requirements in our Bylaws. For our proxy statement for our 2021 Annual Meeting of Stockholders, notice of a proxy access nomination must be delivered to our Secretary at VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190 no earlier than 6:00 p.m. Eastern Time on November 10, 2020 and no later than 6:00 p.m. Eastern Time on December 10, 2020. The notice must include the information required by our Bylaws, including information concerning the nominee and information about the stockholder’s ownership of and agreements related to our common stock. If our 2021 Annual Meeting of Stockholders is held more than 30 days before or after the anniversary of our 2020 Annual Meeting of Stockholders, a stockholder seeking to nominate a candidate for election to the Board pursuant to the proxy access provisions of our Bylaws must submit notice of any such nomination no earlier than 6:00 p.m. Eastern Time on the 150th day prior to our 2021 Annual Meeting of Stockholders and no later than 6:00 p.m. Eastern Time on the later of the 120th day prior to our 2021 Annual Meeting of Stockholders or the 10th day following the day on which the date of our 2021 Annual Meeting of Stockholders is first publicly announced by us.
Other Proposals and Nominations
Our Bylaws govern the submission of nominations for director or other business proposals that a stockholder wishes to have considered at a meeting of our stockholders, but which are not included in our proxy statement for that meeting. Under the advance notice provisions of our Bylaws, written notice of any such nominations for directors or other business proposals must be delivered to our Secretary at VeriSign, Inc., 12061 Bluemont Way, Reston, Virginia 20190, no earlier than 6:00 p.m. Eastern Time on January 21, 2021 and no later than 6:00 p.m. Eastern Time on February 20, 2021. The notice must include the information required by these advance notice provisions. If our 2021 Annual Meeting of Stockholders is held more than 30 days before or more than 60 days after the anniversary of our 2020 Annual Meeting of Stockholders, a stockholder seeking to nominate a candidate for election to the Board or propose any business at our 2021 Annual Meeting of Stockholders, pursuant to these advance notice provisions, must submit notice of any such nomination or proposed business or no earlier than 6:00 p.m. Eastern Time on the 120th day prior to our 2021 Annual Meeting of Stockholders and no later than 6:00 p.m. Eastern Time on the later of the 90th day prior to our 2021 Annual Meeting of Stockholders or the 10th day following the day on which the date of our 2021 Annual Meeting of Stockholders is first publicly announced by us. These advance notice provisions are separate from the requirements that a stockholder must meet in order to have a nominee or proposal included in the proxy statement.

VeriSign, Inc. | 2020 Proxy Statement | 47

Other Information

Other Business
The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, the proxies received will be voted in accordance with the best judgment of the persons voting such proxies.
Whether or not you expect to attend the virtual-only Annual Meeting, please complete the proxy electronically as described on the Notice Regarding the Availability of Proxy Materials and under “Internet and Telephone Voting” in this Proxy Statement, or alternatively, if you have received paper copies of our proxy materials, please complete, date, sign and promptly return the proxy in the enclosed postage paid envelope or cast your vote by phone so that your shares may be represented at the Annual Meeting.
Communicating with Verisign
We have, from time to time, received calls from stockholders inquiring about the available means of communication with Verisign. We thought that it would be helpful to describe those arrangements that are available for your use.

•	If you would like to receive information about Verisign, you may use one of these convenient methods:

1.
To receive information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please email our Investor Relations Department at ir@verisign.com, and specify your mailing address, or call our Investor Relations Department at 1-800-922-4917 (U.S.) or 1-703-948-3447 (international).

2.
To view our website on the internet, please use our internet address at www.verisign.com. Our home page gives you access to product, marketing and financial data, and an on-line version of this Proxy Statement, our Annual Report on Form 10-K and other filings with the SEC. The information available on, or accessible through, this website is not incorporated by reference into this Proxy Statement.

•	If you would like to write to us, please send your correspondence to the following address:

VeriSign, Inc.

Attention: Investor Relations

12061 Bluemont Way

Reston, Virginia 20190

or via email at ir@verisign.com.

•
If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Computershare, at 1-877-255-1918. If you are a foreign stockholder, please call 1-201-680-6578. You may also visit their website at http://www.computershare.com/investor for step-by-step transfer instructions.

WE WILL PROVIDE, WITHOUT CHARGE, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2019 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO INVESTOR RELATIONS AT 12061 BLUEMONT WAY, RESTON, VIRGINIA, OR BY EMAIL AT IR@VERISIGN.COM.

VeriSign, Inc. | 2020 Proxy Statement | 48

VERISIGN™

VOTE

## Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

**Votes submitted electronically must be received by 12:01 a.m., Eastern Time, on May 21, 2020.**

**Online**
Go to **www.envisionreports.com/vrsn** or scan the QR code — login details are located in the shaded bar below.

**Phone**
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

# Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## A Proposals — ALL MATTERS LISTED BELOW HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS OF VERISIGN, INC. EXCEPT FOR PROPOSAL 4.

1. ELECTION OF DIRECTORS: Vote to elect directors of VeriSign, Inc., each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director's earlier resignation or removal.

| Nominees | For | Against | Abstain |
|---|---|---|---|
| 01 - D. James Bidzos | ☐ | ☐ | ☐ |
| 02 - Yehuda Ari Buchalter | ☐ | ☐ | ☐ |
| 03 - Kathleen A. Cote | ☐ | ☐ | ☐ |
| 04 - Thomas F. Frist III | ☐ | ☐ | ☐ |
| 05 - Jamie S. Gorelick | ☐ | ☐ | ☐ |
| 06 - Roger H. Moore | ☐ | ☐ | ☐ |
| 07 - Louis A. Simpson | ☐ | ☐ | ☐ |
| 08 - Timothy Tomlinson | ☐ | ☐ | ☐ |

## B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X

037RMD

**The 2020 Annual Meeting of Stockholders of VeriSign, Inc. will be held on Thursday, May 21, 2020 at 10:00 a.m. Eastern Time, virtually via live webcast at www.meetingcenter.io/205244620.**

**To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.**

**The password for this meeting is — VRSN2020.**

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Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/vrsn

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

## Proxy — VeriSign, Inc.

## 2020 Annual Meeting of Stockholders

### Proxy Solicited by Board of Directors for Annual Meeting — (Thursday, May 21, 2020)

The undersigned stockholder hereby appoints D. James Bidzos, Todd B. Strubbe, George E. Kilguss, III and Thomas C. Indelicarto, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, when properly executed, as designated on the reverse side of this proxy, all of the shares of Common Stock of VERISIGN, INC. that the undersigned stockholder is entitled to vote at the Annual Meeting of Stockholders to be held exclusively by remote communication via live webcast at 10:00 a.m. Eastern Time on May 21, 2020 and any adjournment or postponement thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

**This proxy, when properly executed and returned, will be voted as directed on the reverse side of this proxy by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR each of the nominees for directors in proposal 1, FOR proposals 2 and 3, and AGAINST proposal 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxies upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.**

This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. The execution of this proxy is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with the laws of the State of Delaware and applicable federal securities laws, of any proxy previously granted specifically in connection with the voting of the shares subject hereto.

**C Non-Voting Items**

**Change of Address** — Please print new address below.

**Comments** — Please print your comments below.

**Meeting Attendance**
Mark box to the right if you plan to attend the Annual Meeting. ☐